As filed with the Securities and Exchange Commission on January 28, 2000
                              Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            5TH AVENUE CHANNEL CORP.
                            ------------------------
                 (Name of Small Business Issuer in its Charter)

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            FLORIDA                                   4841                         59-3175814
------------------------------------  -----------------------------------  --------------------------
  (State or Other Jurisdiction of        (Primary Standard Industrial           (I.R.S. Employer
   Incorporation or Organization)         Classification Code Number)        Identification Number)


                             3957 N.E. 163rd Street
                        North Miami Beach, Florida 33160
                                 (305) 947-3010
                                 --------------
          (Address and telephone number of principal executive offices and principal place of business)

                                  Melvin Rosen
                                    President
                            5th Avenue Channel Corp.
                             3957 N.E. 163rd Street
                        North Miami Beach, Florida 33160
                                 (305) 947-3010
                                 --------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Leonard H. Bloom, P.A.
                                Broad and Cassel
                          201 South Biscayne Boulevard
                                   Suite 3000
                              Miami, Florida 33131
                                 (305) 373-9400

                                ----------------

                Approximate date of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.

                                ----------------


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.|_|

         If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering.|_|

         If delivery of the Prospectus is expected to be made pursuant to Rule
434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
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============================= ================== ======================= ================================ ================
                                                    PROPOSED MAXIMUM            PROPOSED MAXIMUM             AMOUNT OF
TITLE OF EACH CLASS OF            AMOUNT TO          OFFERING PRICE            AGGREGATE OFFERING          REGISTRATION
SHARES TO BE                    BE REGISTERED         PER SHARE(1)                  PRICE(1)                    FEE
REGISTERED
----------------------------- ------------------ ----------------------- -------------------------------- ----------------
Common Stock,                     2,979,559              $2.81                      $8,372,560.79             $2,210.36
  $.001 par value                   shares
----------------------------- ------------------ ----------------------- -------------------------------- ----------------
Common Stock,                       300,000              $2.50                      $     750,000             $  198.00
  $.001 par value(2)                shares
----------------------------- ------------------ ----------------------- -------------------------------- ----------------
Common Stock,                        15,000              $5.00                      $      75,000             $   19.80
  $.001 par value(2)                shares
----------------------------- ------------------ ----------------------- -------------------------------- ----------------
Common Stock                          5,000              $6.00                      $      30,000             $    7.92
$.001 par value(2)                  shares
--------------------------------------------------------------------------------------------------------- ----------------
    TOTAL:  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $2,436.08(3)
========================================================================================================= ================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) using the average of the high and low prices reported for the Company's Common Stock as of January 26, 2000 and Rule 457(g)(1) with respect to the various warrants.

(2) Represents shares issuable upon exercise of certain warrants issued to the Company's financial consultant and subsequently assigned to certain assignees. See "Selling Shareholders."

(3) Does not include the following securities for which the Company paid a fee in connection with the filing of a Registration Statement on Form SB-2 (File No. 33-88788-A) and for which this Registration Statement serves as Post-Effective Amendment No. 3: (i) 2,010,000 shares of our common stock issuable upon exercise of warrants at $5.75 per share sold in our May 1995 initial public offering ("IPO Warrants"), (ii) 100,000 shares of common stock issuable upon exercise of warrants at $7.50 per share issued to the underwriter of our initial public offering, (iii) 140,000 IPO Warrants issuable upon exercise of warrants at $.325 per share issued to the underwriter of our public offering, and (iv) 140,000 shares of common stock underlying the IPO Warrants.

         Pursuant to Rule 429, this Registration Statement serves as Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form SB-2 (File No. 33-88788-A) relating to: (i) 2,010,000 shares of our common stock issuable upon exercise of warrants at $5.75 per share sold in our May 1995 initial public offering ("IPO Warrants"), (ii) 100,000 shares of common stock issuable upon the exercise of warrants at $7.50 per share issued to the underwriter of our initial public offering, (iii) 140,000 IPO Warrants issuable upon exercise of warrants at $.325 per warrant issued to the underwriter of our initial public offering, and (iv) 140,000 shares of common stock underlying the IPO Warrants.

                      -------------------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                   PROSPECTUS
                  SUBJECT TO COMPLETION, DATED JANUARY 28, 2000

                        5,549,559 SHARES OF COMMON STOCK

                            5TH AVENUE CHANNEL CORP.

         Certain of our shareholders are offering a total of 3,299,559 shares of common stock pursuant to this prospectus, consisting of the following:

o        2,979,559 shares of issued and outstanding common stock,

o 300,000 shares issuable upon the exercise of certain consultant's warrants at $2.50 per share, and

o 20,000 shares issuable upon the exercise of warrants issued in a private placement, which include 15,000 warrants exercisable at $5.00 per share and 5,000 warrants exercisable at $6.00 per share. See "Selling Shareholders."

         The selling shareholders may sell their shares in one or more transactions in the over-the-counter market, on the Nasdaq SmallCap Market or on any other exchange on which our common stock may be listed. They may also sell in privately negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The selling shareholders may sell the shares to or through broker-dealers, and such broker-dealers may receive compensation from the selling shareholders and/or purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling shareholders and any participating broker-dealers may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling shareholders on account of their sales of the shares from time to time. We will indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.
See "Plan of Distribution."

         This prospectus also covers (i) 2,010,000 shares of our common stock issuable upon exercise of warrants at $5.75 per share sold in our May 1995 initial public offering (the "IPO Warrants"), (ii) 100,000 shares of our common stock issuable upon exercise of warrants at $7.50 per share issued to the underwriter of our initial public offering, (iii) 140,000 IPO Warrants issuable upon exercise of warrants at $.325 per warrant issued to the underwriter of our initial public offering, and (iv) 140,000 shares of common stock underlying the IPO Warrants.

        We will not receive any proceeds from the sale of these shares but may receive up to an aggregate of approximately $13,165,000 upon exercise of the various warrants.

         Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "FAVE."

                                ----------------

         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

                                ----------------

         YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                                ----------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is January 28, 2000

                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
Prospectus Summary ........................................................   1

The Offering ..............................................................   2

Summary Consolidated Financial Information ................................   3

Risk Factors ..............................................................   4

Price Range Of Common Stock ...............................................  14

Use Of Proceeds ...........................................................  15

Dividend Policy ...........................................................  15

Management's Discussion and Analysis of Financial Condition
     and Results of Operations ............................................  16

Business ..................................................................  22

Management ................................................................  29

Principal Shareholders ....................................................  33

Selling Shareholders ......................................................  35

Certain Transactions ......................................................  37

Description of Securities .................................................  39

Shares Eligible For Future Sale ...........................................  41

Plan of Distribution ......................................................  41

Legal Matters .............................................................  42

Experts ...................................................................  42

Where You Can Find More Information .......................................  43

Index To Consolidated Financial Statements ................................ F-1

         As used in this Prospectus, the terms "we," "us," "our," "the Company" and "5th Avenue" mean 5th Avenue Channel Corp. (unless the context indicates a different meaning) and the term "common stock" means 5th Avenue Channel Corp.'s common stock, $.001 par value per share.

                           FORWARD LOOKING STATEMENTS

         Some of the information in this prospectus contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, business development plans, strategies, expectations regarding competition and market acceptance of our products and services. Forward-looking statements typically are identified by use of terms like "may," "will," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including our substantial operating losses, availability of capital resources, ability to compete effectively, economic conditions, unanticipated difficulties in development of products and services, ability to gain market acceptance and market share, ability to manage growth, dependence on third party content providers and dependence on our key personnel. You should also consider carefully the risks described in this prospectus or detailed from time to time in our filings with the Securities and Exchange Commission. See "Prospectus Summary," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                               PROSPECTUS SUMMARY

         BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS. YOU SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND ACCOMPANYING NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS.

GENERAL

         We were organized as a Florida corporation on May 7, 1993 under the name Tele Consulting Corp. On February 14, 1994, we changed our name to Tel-Com Wireless Cable TV Corporation and on March 17, 1999, we changed our name to 5th Avenue Channel Corp. Our principal executive offices are located at 3957 N.E. 163rd Street, North Miami Beach, Florida 33160, and our telephone number is
(305) 947-3010.

         We are a media company that seeks to utilize the convergence of the Internet and television to provide financial information and products and services to our clientele.

         We operate a website, 5thAvenueChannel.com, and are developing the 5th Avenue Financial Television Network, both of which will contain information provided by Zacks Investment Research, Inc. and others. We also plan to distribute content through our new NetVideoFinance division, which will feature interviews from analysts, brokers and others. A component of our business plan is syndicating our content and products to other websites on the Internet. Ivana Trump is under a long term agreement with us and will be the host for certain financially-oriented television and Internet programming. We also own wireless cable television systems in Wisconsin and Costa Rica and operate 5th Avenue Channel Retail, Inc., which markets products and services to other websites, home shopping channels and retail chains.

TELEVISION OPERATIONS

         We have commenced production of programming for our 5th Avenue Financial Television Network. The programming is expected to provide current financial information about the stock market and initial public offerings, useful personal financial tools, and interviews with analysts and others about growing companies. Revenue streams are expected to be derived from sponsorships, advertising and the sale of financial products promoted on the channel. We have signed our first cable carriage agreement with Comcast, one of the largest cable operators in the United States. The channel is expected to launch with two hours of programming per day, from 10:00 A.M. to 12:00 noon, to approximately 2.5 million homes in the New York, Baltimore and Philadelphia designated marketing areas. We expect to be able to expand our programming into additional hours and homes on Comcast. We are also working with other cable and satellite systems for additional carriage. The programming is expected to be available on our website in streaming and downloadable formats and will also be available on FasTV's website. See "Business -- Television Operations."

WEBSITE OPERATIONS

         We operate 5thAvenueChannel.com, which offers financial and other information as well as consumer products. The website was originally launched in December 1998. In March 1999, the website was revised. Sections devoted to consumer products, personal success and motivational products, and financial resources were added, as well as links to other sites. The website is currently being redesigned to incorporate additional financial content, our anticipated television programming and NetVideoFinance content. The website is expected to contain information from Zacks Investment
Research as well as financial services including online insurance, online tax preparation, online trading, online banking, online gift certificates and online mortgages. We expect the redesign to be completed in January 2000, with additional programming and content being added later in the first quarter of 2000. Revenue streams are expected to be derived from advertising, product and subscription sales. See "Business -- Website Operations."

NETVIDEOFINANCE

         We have commenced development of our NetVideoFinance division, which plans to record and market interviews with analysts, fund managers, corporate executives and journalists. Such content is expected to be available on 5thAvenueChannel.com, syndicated to other websites and e-mailed to users on a subscription basis. Revenue streams are expected to be derived from advertising, syndication payments from other websites, and subscription services from end users. See "Business -- Net VideoFinance Division."

SALES DIVISION

         We recently employed new management in our retail and wholesale product sales division to manage expansion of the marketing of our products and services to the mass market, retail chains, home shopping channels and other websites.
See "Business -- Sales Division."

WIRELESS CABLE TELEVISION OPERATIONS

         We are a developer, owner and operator of wireless cable television systems in Costa Rica and LaCrosse, Wisconsin. Wireless cable television is provided to subscribers by transmitting designated frequencies over the air to a small receiving antenna at each subscriber's location. We provide television and related cable services to approximately 800 multiple dwelling units, commercial locations and single family residences. See "Business -- Wireless Cable
Television."

                                  THE OFFERING
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
Securities Offered by the Selling Shareholders(1) .................... 3,299,559 shares of common stock.
                                                                       See "Description of Securities."

Common Stock Outstanding ............................................. 12,164,702 shares(1)

Nasdaq SmallCap Market
  Symbols ............................................................ Common Stock           FAVE
                                                                       Warrants               FAVEW

------------------------------
(1) Excludes 2,570,000 shares issuable upon the exercise of various warrants at prices ranging from $2.50 to $7.50 per share.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following is a summary of our Consolidated Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Consolidated Financial Statements and the notes therewith.

                                                  FOR THE NINE
                                                     MONTHS
                                                     ENDED                                   FOR THE YEARS
                                                  SEPTEMBER 30,                            ENDED DECEMBER 31,
                                      --------------------------------------      --------------------------------------
                                            1999                 1998                   1998                 1997
                                      -----------------     ----------------      -----------------    -----------------
                                        (UNAUDITED)           (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales...........................    $   2,923,086         $   1,055,470         $   1,453,033        $   1,085,149
Gross profit........................        1,376,346               893,754             1,217,666              914,535
Net loss............................    $  (3,754,380)        $  (1,729,623)        $  (3,297,941)       $  (3,061,964)
                                      =================     ================      =================    =================
SHARE DATA:
Net loss per share basic and diluted    $       (0.39)        $       (0.43)        $       (0.81)       $       (1.17)
                                      =================     ================      =================    =================
Weighted average number
of common shares outstanding -
   basic and diluted................        9,577,429             4,024,850             4,080,242            2,758,112
                                      =================     ================      =================    =================

                                                                 AS OF                  AS OF                AS OF
                                                             SEPTEMBER 30,           DECEMBER 31,         DECEMBER 31,
                                                                 1999                   1998                 1998
                                                            ----------------      -----------------    -----------------
                                                              (UNAUDITED)            (HISTORICAL)         PRO FORMA *
                                                                                                          (UNAUDITED)
BALANCE SHEET DATA:
Cash...........................................               $   127,882            $     256,209        $     256,209
Total current assets...........................                 1,186,228                  430,588              430,588
Total assets...................................                10,297,495                7,107,172            7,107,172
Total current liabilities......................                 6,728,655                2,435,438            2,435,438
Long term debt.................................                   864,893                3,531,557            1,165,557
Stockholders' equity...........................                 2,703,947                1,140,177            3,506,177

------------
  *  The pro forma balance sheet as of December 31, 1998 gives pro forma effect to the conversion in January 1999 and March 1999 of a $2,366,000 convertible debenture payable to the President/Chairman of the Board assuming that it had been converted on December 31, 1998.


                                  RISK FACTORS

         THE SECURITIES OFFERED ARE HIGHLY SPECULATIVE. YOU SHOULD PURCHASE THEM ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT IN US. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

         CERTAIN IMPORTANT FACTORS MAY AFFECT OUR ACTUAL RESULTS AND COULD CAUSE THOSE RESULTS TO DIFFER SIGNIFICANTLY FROM ANY FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS OR OTHERWISE MADE BY US OR ON OUR BEHALF. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT SHOULD BE CONSIDERED TO BE FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "MAY," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "COULD," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVES OF THOSE WORDS, IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS AS TO OUR INTENT, BELIEF OR EXPECTATIONS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO THE RISKS DETAILED BELOW OR ELSEWHERE IN THIS PROSPECTUS, OR DETAILED FROM TIME TO TIME IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE "FORWARD LOOKING STATEMENTS."

WE HAVE ONLY A LIMITED OPERATING HISTORY WITH OUR CURRENT BUSINESS MODEL.

         We were incorporated in 1993, but our efforts in the Internet and television date back only to 1998. We therefore have only a limited operating history for you to evaluate our business. No independent market studies have been conducted concerning the extent to which the public will access our channel or website, or purchase our products or services. You must consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include our ability to:

o increase awareness of the 5th Avenue brand and to be able to build user loyalty;

o        develop and expand the content and services on our channel and website;

o        attract a large audience to our channel and website;

o        attract a large number of advertisers from a variety of industries;

o        maintain our current and develop new strategic relationships;

o        respond effectively to competitive pressures; and

o        continue to develop and upgrade our programming.

         If we are unsuccessful in addressing these risks, our business, financial condition and results of operations will be materially and adversely affected.

WE HAVE A HISTORY OF OPERATING LOSSES, ACCUMULATED DEFICITS AND LIMITED FUNDS.

         We have a history of operating losses and expect to continue to incur operating losses for the foreseeable future as we continue to invest in our core businesses. Our current financial resources are limited and will be utilized for execution and expansion of our business plan. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that such financing will be obtained. Nor can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable. Our operations are subject to all of the risks inherent in the establishment of a new business, particularly one in the highly competitive Internet and television industries. Our likelihood of success must be considered in light of our limited financial resources and the problems, expenses, difficulties, complications and delays frequently encountered in connection with establishing a new business, including, without limitation, market acceptance of our services, regulatory requirements, unanticipated expenses and competition. We don't know if our business will be successful.

WE NEED ADDITIONAL FINANCING FOR GROWTH.

         We may not be able to obtain additional capital or generate sufficient revenues to fund our operations. The growth of our business will require investment on a continuing basis to finance capital expenditures and related expenses for equipment, software, licenses, television carriage agreements, website development, marketing and other expenses. Our future capital requirements will depend upon a number of factors, many of which are not within our control, including programming costs, capital costs, marketing rates, subscriber growth and competitive conditions. Although we are actively pursuing additional financing sources, we have no arrangements or commitments for additional capital, and we may not be able to raise such capital.

WE MUST ESTABLISH AND MAINTAIN THE 5TH AVENUE CHANNEL BRAND.

         We must strengthen the 5th Avenue Channel brand in order to establish our television audience and expand and maintain Internet traffic and subscribers to our website and its services. For us to be successful in establishing our brand, consumers must perceive us as offering quality, cost-effective products, services and programming. Our business could be materially adversely affected if our marketing efforts are not productive, or if we cannot increase our brand awareness.

OUR QUARTERLY FINANCIAL RESULTS MAY FLUCTUATE SIGNIFICANTLY.

         Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, some of which are outside our control. These factors include:

o the number of ongoing visitors and subscribers to our channel and website and their use of our services;

o fees we may pay for distribution, service or content agreements and promotional arrangements or other costs we incur as we expand our operations;

o        the timing and amount of advertising and sponsorship revenues;

o the amount and timing of capital expenditures and other costs related to the expansion of our operations;

o        the introduction of new products or services by us or our competitors;

o        pricing changes in the industry;

o        new government regulations that affect business on the Internet;

o        general economic conditions; and

o seasonality, price and cost factors affecting the sale of consumer products.

         Due to all of these factors, our quarterly operating results may fall below market expectations. If this happens, the trading price of our common stock would likely decline, perhaps significantly.

WE FACE INTENSE INTERNET COMPETITION.

         The market for Internet services and products is relatively new, intensely competitive and rapidly changing. Since the Internet's commercialization in the early 1990's, the number of websites on the Internet competing for users' attention has proliferated with no substantial barriers to entry. We expect that competition will continue to intensify. We compete, directly and indirectly, for subscribers, consumers, content and service providers, advertisers, sponsors and acquisition candidates with the following categories of companies:

o        online financial services or financial websites targeted to consumers;

o publishers and distributors of traditional offline media, including those targeted to financially and entrepreneurially conscious consumers, many of which have established web use;

o public sector and non-profit websites that provide information without advertising or commercial sponsorships;

o vendors of products and services distributed through the web and other means, including direct sales, mail and fax messaging; and

o        web search and retrieval services and other high-traffic websites.

         We expect competition in our market to increase significantly as new companies enter the market and current competitors expand their product lines and services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including:

o greater financial, technical and marketing resources that can be devoted to the development, promotion and sale of their services;

o        relatively easy access to capital;

o        longer operating histories;

o        greater name recognition;

o        larger subscriber bases; and

o association or ownership by large entertainment, news or information corporations.

         To be competitive, we must use leading technologies, enhance our services and content, develop new technologies and respond to technological advances and emerging industry standards on a timely and cost-effective basis. We believe that there are many websites that provide much of the same substantive information that we provide on our website and others could easily develop such capabilities. There can be no assurances that we will be successful in using new technologies effectively or adapting our website to user requirements or emerging industry standards. Any pricing pressures, reduced margins or loss of market share resulting from our failure to compete effectively would materially adversely affect our business, financial condition and operating results.

WE FACE INTENSE TELEVISION COMPETITION.

         There are a number of television channels already on the market that offer financial information to their viewers. These channels are backed by large organizations that have more resources than we do. We compete, directly and indirectly with these channels for viewers, consumers, content and service providers, advertisers and sponsors. We also expect competition to develop in the broadband delivery of content. Many of these potential competitors are likely to enjoy substantial competitive advantages, including:

o greater financial, technical and marketing resources that can be devoted to the development, promotion and sale of their services;

o        relatively easy access to capital;

o        longer operating histories;

o        greater name recognition;

o        larger subscriber bases; and

o association or ownership by large entertainment, news or information corporations.

         To be competitive, we must use leading technologies, enhance our services and content on a timely and cost-effective basis. There can be no assurances that we will be successful in using new technologies effectively or adapting our television channel to user requirements or emerging industry standards. Any pricing pressures, reduced margins or loss of market share resulting from our failure to compete effectively could materially adversely affect our business, financial condition and operating results.

DEPENDENCE ON THE ABILITY TO ATTRACT INTERNET ADVERTISERS.

         We expect to generate revenues from the sale of advertising on our website; however, we have not earned any cash advertising revenues to date. We may not be able to generate significant advertising revenues in the future. Our ability to generate advertising revenue will depend on, among other factors:

o the amount of traffic on, and the number of subscribers to, our website; and

o our ability to achieve and demonstrate user and member demographic characteristics that are attractive to advertisers.

         Advertisers will want accurate measures of demographics of our subscriber base. We will need to demonstrate to advertisers the demographics of our users so that we can set advertising rates. We are unable to predict our revenues from advertising until we have data on our subscribers and their use of our website.

DEPENDENCE ON THE ABILITY TO ATTRACT TELEVISION ADVERTISERS.

         The success of our television enterprise is dependant upon the ability to attract advertisers. The ability to attract advertisers is dependant upon having a sufficient number of viewers. We currently have one carriage agreement for approximately 2.5 million households, but cannot guarantee the number of viewers that will result from this agreement. Further, there can be no assurances that we will be successful in negotiating and executing additional carriage contracts or distribution agreements for the channel. We currently do not have enough distribution to generate sufficient advertising revenues to pay for the operating costs of the channel. The inability to attract additional viewers would materially and adversely affect our ability to generate advertising revenues.

WE MAY NOT BE ABLE TO RECOGNIZE RECIPROCAL ADVERTISING AGREEMENTS AS REVENUE.

         We expect to derive a portion of our revenues from reciprocal advertising arrangements under which we will exchange advertising space on our channel and website for advertising space on other television channels and websites. These will not generate cash flow and there can be no assurances that we will be able to recognize these arrangements as revenue.

REVENUES DERIVED FROM STOCK POSITIONS MAY NOT GENERATE CASH FLOWS.

         We expect to derive a portion of our revenues from strategic, joint venture or partnership agreements under which we will receive stock in lieu of cash. These agreements do not generate cash flow and there is no guarantee that the stock we receive will have value or can be liquidated for cash by us in the time frame we would like.

OUR BUSINESS AND GROWTH WILL SUFFER IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL THAT ARE IN HIGH DEMAND.

         We depend on the services of our senior management. Our success is largely dependent on our ability to hire highly qualified managerial, sales and television production personnel. These individuals are in high demand and we may not be able to attract the staff we need. In addition, the loss of the services of any of our senior management could have a material adverse effect on our business, financial condition and operating results.

OUR JOINT VENTURES, ACQUISITIONS AND ALLIANCES MAY STRAIN OUR MANAGERIAL, OPERATIONAL AND FINANCIAL RESOURCES AND MAY BE DISRUPTIVE TO OUR BUSINESS.

         We have established alliances or joint ventures with complementary businesses for the utilization of technologies, services and products and intend to continue these efforts in the future; however, we may be unable to integrate or implement these joint ventures or alliances effectively. Difficulties in this process could disrupt our ongoing business, distract our management and employees, increase our expenses and otherwise adversely affect our business.

FINANCING FOR FUTURE JOINT VENTURES, ACQUISITIONS OR ALLIANCES MAY NOT BE AVAILABLE.

         We do not know if we will be able to identify any future joint ventures, acquisitions or alliances or if we will be able to successfully finance these transactions. To finance these transactions, it may be necessary for us to raise additional funds through public or private financings, which may not be available on acceptable terms, if at all. A failure to identify or finance future transactions may impair our growth.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

         There are many companies that offer websites that provide financial services. Competition for visitors, advertisers and electronic commerce partners is intense and is expected to increase significantly in the future.

         Increased competition could result in:

         o        lower advertising rates;

         o        price reductions and lower profit margins;

         o        loss of visitors;

         o        reduced page views; or

         o        loss of market share.

         In addition, our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Any one of these factors could materially and adversely affect our business, financial condition and operating results.

WE MAY HAVE A FURTHER PAYMENT OBLIGATION TO THE FEDERAL COMMUNICATIONS COMMISSION (THE "FCC") AS A RESULT OF OUR AUCTION DEFAULT IN HICKORY, NC.

         We participated in the FCC's auction of wireless cable authorizations which concluded in March, 1996. We were the winning bidder in three markets:
Hickory, North Carolina; Wausau, Wisconsin; and Stevens Point, Wisconsin. We made the required down payments for the two Wisconsin markets but defaulted on the second 10% down payment for the Hickory market. As a result of our default, on May 23, 1997, the FCC dismissed our Hickory application and assessed an initial default payment of $55,712, three percent of our bid of $1,857,060, which was deducted from the $185,706 we had deposited with the FCC for the Hickory market. The FCC also announced that in accordance with its auction rules we would be liable for the difference between our Hickory bid and the amount of the winning bid when the authorization is reauctioned, if the amount of the winning bid in the reauction is less than our bid. The FCC has not yet scheduled the reauction of the Hickory market, and there is no way of knowing the amount that will be obtained in the reauction, or our potential liability.

WE MAY FORFEIT OUR DOWN PAYMENTS TO THE FCC FOR THE TWO WISCONSIN MARKETS, AND DEFAULT IN THOSE MARKETS AS WELL, AS A RESULT OF THE REAUCTION OF THE HICKORY, NORTH CAROLINA MARKET.

         Following the FCC's wireless cable authorization auction in 1996, we made down payments totaling $237,862 on our winning bids in Wausau and Stevens Point, Wisconsin. As indicated above, however, we defaulted on our bid in Hickory, North Carolina and under the FCC's auction rules, default payments are to be deducted from any deposits made by a party in default. This means that our default payment for Hickory can be deducted by the FCC from the funds we have deposited for Wausau and Stevens Point. We have a balance of $129,994 still on deposit for Hickory, but if the amount of our bid exceeds the amount of the winning bid upon the reauction of Hickory by more than that amount, as it may, our deposits for the two Wisconsin markets may be applied to pay the Hickory default. This would have the effect of forcing us into default in those markets also. On July 24, 1998, the FCC granted us licenses in Wausau and Stevens Point, conditioned on us making additional installment payments for those markets. In April, 1999, when the first installment payments were due, we requested a waiver to enable us to make the required installment payments for the two Wisconsin markets, without placing the additional payments in jeopardy because of the Hickory default. The FCC has not yet ruled on our waiver request, and we are not able to predict the outcome.

WE FACE POTENTIAL LIABILITY CLAIMS FROM THE OFFERING OF FINANCIAL INFORMATION, PRODUCTS AND SERVICES.

         We intend to offer financial products, information and services on our website. We also intend to syndicate content to other websites and broadcast content on our television channel. Although a substantial portion of this content is expected to be provided by others, we face the risk that claims may be made against us for losses or damages, perceived or real, which could adversely affect our business.

         Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed. Any costs or imposition of liability that is not covered by insurance or in excess of insurance coverage could have a material adverse effect on our business, financial condition and operating results.

COMPUTER VIRUSES MAY CAUSE OUR SYSTEMS TO INCUR DELAYS OR INTERRUPTIONS AND MAY ADVERSELY AFFECT OUR BUSINESS.

         Computer viruses may cause our systems to incur delays or other service interruptions. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is highly publicized, our reputation could be materially damaged and our visitor traffic may decrease.

WE WILL HAVE TO PROTECT AGAINST INTERNET SECURITY RISKS.

         Our activities may involve the storage and transmission of proprietary information such as credit card numbers. Security breaches in our system could expose us to a risk of loss, litigation and possible liability. Our security measures may not prevent security breaches and the failure to prevent such security breaches may have a material adverse effect on our business, financial condition and operating results.

WE DEPEND ON OUR CONTENT PROVIDERS.

         We will rely on independent content providers for much of the information and content provided on our website and television channel. We have entered into relationships with many companies to obtain content for our website and television channel. We intend to enter into additional relationships in the future. Our success depends significantly on our ability to maintain our existing relationships with these content providers and to build new or replacement relationships with other content providers. Some of our agreements with content providers are short-term and non-exclusive. Providers could also increase license fees for their services. Due to the non-exclusivity of certain of our agreements, the providers could offer certain content that is similar or the same as ours to our competitors. To the extent that content providers, including but not limited to our current providers, offer information to users or our competitors at a lower cost, our business, financial condition and operating results could be materially adversely affected.

         In addition, we depend on the ability of our content providers to deliver high quality content from reliable sources and to continually upgrade their content in response to subscriber and consumer demand and evolving industry trends. The failure by these parties to develop and maintain high quality, attractive content could result in subscriber and consumer dissatisfaction, could inhibit our ability to add subscribers and consumers and could dilute the 5th Avenue Channel brand name, each of which could have a material adverse effect on our business, financial condition and operating results.

WE MAY EXPERIENCE SYSTEM FAILURES.

         We rely on third parties to provide portions of our network infrastructure such as hosting and broadband delivery. Any significant interruptions in our services or an increase in response time could result in a loss of potential or existing subscribers, strategic partners, advertisers and sponsors and, if sustained or repeated, could reduce the attractiveness of our website to them. Although we maintain insurance, we cannot guarantee that our insurance will be adequate to compensate for all losses that may occur or to provide for costs associated with business interruptions.

         We must be able to operate our website 24 hours a day, seven days a week, without interruption. To operate without interruption, we and our service providers must guard against:

         o        damage from fire, power loss and other natural disasters;

         o        communications failures;

         o        software and hardware errors, failures or crashes;

         o security breaches, computer viruses and similar disruptive problems; and

         o        other potential interruptions.

         Failure to adequately address any of these issues could materially adversely affect our business.

WE COULD BE SUBJECT TO SALES OR OTHER TAXES.

         The tax treatment of the Internet and e-commerce is currently unsettled. A number of proposals have been made at the federal, state and local levels and by certain foreign governments that could result in taxes being imposed on the sale of goods and services and certain other activities through the Internet. A recently enacted law places a temporary moratorium on certain types of taxation on Internet commerce. We cannot predict the effect of current attempts at taxing or regulating commerce over the Internet. Any legislation that imposes a tax on Internet Commerce could have a material adverse effect on our business, financial condition and operating results.

OUR STOCK PRICE MAY BE VOLATILE.

         The stock market experiences volatility that affects the market prices of equity securities of technology companies generally and Internet-related companies in particular. This volatility includes rapid and significant increases in the trading prices of certain Internet companies following public offerings to levels that do not bear any reasonable relationship to the operating performance of such companies. These fluctuations may materially affect the trading price of our common stock. In the past, following periods of volatility in the market price for a company's securities, shareholders have often instituted securities class action litigation. Litigation could result in substantial costs and the diversion of management's attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE SUBJECT TO CLAIMS BASED ON PRODUCTS AND SERVICE SOLD ON OUR CHANNEL OR WEBSITE.

         We have entered into arrangements to offer third-party products and services on our channel and website under which we are entitled to receive a share of revenues generated from these transactions. These arrangements may subject us to additional claims including product liability or personal injury from the products and services, even if we do not ourselves provide the products or services. These claims may require us to incur significant expenses in their defense or satisfaction. While our agreements with these parties often provide that we will be indemnified against such liabilities, such indemnification may not be adequate.

         Although we carry general liability insurance, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

GOVERNMENT REGULATION MAY AFFECT OUR BUSINESS.

         Our wireless cable business in Wisconsin is subject to regulation by the FCC and other regulatory agencies. Our Costa Rican operations are subject to regulation under Costa Rican law. Due to the regulated nature of the cable industry, our operations may be adversely impacted by the adoption of new, or changes to, existing laws or regulations or the interpretations thereof.

WE FACE INTENSE COMPETITION IN THE WIRELESS CABLE TV INDUSTRIES.

         The pay television industry is highly competitive. Legislative, regulatory and technological developments may result in additional and significant new competition, including competition from local telephone companies. Wireless cable television systems face or may face competition from several sources, such as traditional hard-wire cable companies, satellite receivers, direct broadcast satellites and other alternative methods of distributing and receiving television transmissions. Further, premium movie services offered by cable television systems have encountered significant competition from the home video cassette recorder industry. In areas where a number of local off-air VHF/UHF broadcast signals can be received without the benefit of cable television, cable television systems have also experienced competition from the availability of broadcast signals generally and have found market penetration more difficult. Further, several actual and potential competitors have greater financial, marketing, and other resources.

WE FACE RISKS IN OUR INTERNATIONAL OPERATIONS.

         A significant percentage of our revenue is derived from our wholly-owned subsidiary in Costa Rica. This revenue is subject to the risks normally associated with international operations including, without limitation, difficulties in staffing and managing foreign operations, losses from currency conversion and fluctuating exchange rates, limitations (including taxes) on the repatriation of earnings, slower and more difficult accounts receivable collection, greater difficulty and expense in administering business abroad, complications in complying with foreign laws and changes in regulatory requirements, and cultural differences in the conduct of business. These factors may adversely affect our business, financial condition and operating results.

WE DEPEND ON PROGRAM AGREEMENTS.

         We are dependent on fixed-term contracts with various program suppliers in connection with our distribution of television programming in Costa Rica and Wisconsin. If such contracts are canceled or not renewed, we will have to seek program material from other sources. There can be no assurance that other program material will be available to us on acceptable terms or at all or, if available, that such material will be acceptable to our subscribers.

OUR PRESENT MANAGEMENT HAS THE VOTING POWER TO CONTROL OUR AFFAIRS.

         As of the date of this prospectus, our officers and directors own approximately 53.28% of our outstanding common stock. Consequently, these individuals are in a position to elect a majority of our directors and to exercise control over our affairs generally.

FUTURE SALES OF COMMON STOCK COULD DEPRESS THE PRICE OF OUR COMMON STOCK.

         Future sales of substantial amounts of common stock pursuant to Rule 144 under the Securities Act of 1933 or otherwise by certain shareholders could have a material adverse impact on the market price for the common stock at the time. There are presently 8,811,438 outstanding shares of our common stock beneficially held by management and other shareholders which are deemed "restricted securities" as defined by Rule 144 under the Securities Act. Under certain circumstances, these shares may be sold without registration pursuant to the provisions of Rule 144. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by Rule 144. In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to Rule 144 may have a depressive effect on the price of our common stock.

AUTHORIZATION OF PREFERRED STOCK COULD AFFECT THE VOTING POWER OF HOLDERS OF OUR COMMON STOCK.

         Our articles of incorporation authorizes us to issue 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in our control.

OUR CONTINUED LISTING WITH NASDAQ IS NOT ASSURED.

         While our common stock and warrants are listed on the Nasdaq SmallCap Market, there can be no assurance that such listing will continue. If our common stock were delisted, the shares might be subject to the penny stock rules promulgated under the Securities Exchange Act of 1934. The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The shares offered hereby may be deemed to be "penny stocks" and thus become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities and may affect the ability of purchasers in this offering to sell our securities in a secondary market.

         The Nasdaq Stock Market, Inc. has adopted certain changes to the maintenance criteria for listing eligibility on the Nasdaq SmallCap market. The new maintenance standards require at least $2,000,000 in net tangible assets (total assets less total liabilities and goodwill) or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1,000,000 market value of the public float, a minimum bid price of $1.00 per share, at least two market makers, at least 300 shareholders and at least two outside directors. The SEC approved these criteria, and a compliance period for the new maintenance criteria is being implemented. If we become unable to meet the listing criteria of the Nasdaq SmallCap market and become delisted, trading in our common stock would be conducted in the over-the-counter market. In such an event, the market price of our common stock may be adversely impacted and an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock.

OUR STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE AND COULD DROP UNEXPECTEDLY.

         The average daily trading volume for our common stock during the 90-day period ending December 31, 1999 was 48,750. As a result of this and other factors, the price at which our common stock trades is highly volatile and may fluctuate substantially.

         In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies, particularly Internet companies. As a result, investors in our common stock may experience a decrease in the value of their common stock regardless of our operating performance or prospects.

                           PRICE RANGE OF COMMON STOCK

         Our common stock is traded on The Nasdaq SmallCap Market under the symbol "FAVE."

         The following table sets forth the range of high and low sale prices for our common stock for each quarterly period indicated, as reported by The Nasdaq Small Cap Market. Such quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions:

                                                   COMMON STOCK
 QUARTER ENDED                                HIGH                   LOW
 -------------                                ----                   ---
 December 31, 1999                         $  6.438                $ 2.250
 September 30, 1999                           7.437                  2.375
 June 30, 1999                               11.500                  3.500
 March 31, 1999                              12.750                  7.875

 December 31, 1998                         $ 17.625                $ 1.375
 September 30, 1998                           5.880                  2.000
 June 30, 1998                                6.938                  2.250
 March 31, 1998                               2.625                  1.750

                                                   COMMON STOCK
 QUARTER ENDED                                HIGH                   LOW
 -------------                                ----                   ---
 December 31, 1997                         $  3.812                $ 1.500
 September 30, 1997                           3.937                   .375
 June 30, 1997                                1.281                   .156
 March 31, 1997                               4.375                   .968


         As of December 31, 1999, the approximate number of record holders of our common stock was 2,286.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of securities being offered. However, we may receive approximately $13,165,000 in proceeds from the exercise of warrants. Such proceeds will be used for working capital and other corporate purposes.

         We expect to incur expenses of approximately $55,000 in connection with the registration of the shares.

                                 DIVIDEND POLICY

         We have not declared any dividends on our common stock in the past two fiscal years and do not contemplate paying cash dividends for the foreseeable future, but instead will retain any earnings to fund our growth. Any decision to pay cash dividends on our common stock in the future will depend on our ability to generate earnings, our need for capital, our overall financial condition and such other factors as our Board of Directors deems relevant.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

         The following is an analysis of our results of operations and our liquidity and capital resources. To the extent that such analysis contains statements that are not of a historical nature, such statements are forward-looking statements, which involve risks and uncertainties. See "Forward Looking Statements." The following should be read in conjunction with our Consolidated Financial Statements and the related Notes included elsewhere in this Prospectus.

         During 1999, we operated in three segments, wireless cable television services, product sales, and Internet/television. In 1998 and 1997, we only operated wireless cable television operations in Costa Rica and Wisconsin. Corporate overhead expenses are exclusively included in the internet and television segment for 1999 due to the shift in our business model from focusing on wireless cable to the Internet and television production.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1999 AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1998 (IN THOUSANDS)

                                      NINE MONTHS      NINE MONTHS         %
                                         ENDED            ENDED        INCREASE
                                       SEPTEMBER        SEPTEMBER     (DECREASE)
                                       30, 1999         30, 1998
                                     ------------      -----------    ----------
REVENUE
Product sales                        $     1,446      $         -          -
Wireless cable:
   Costa Rica                                974              795         23%
   Wisconsin                                 252              260         (3%)
Corporate, Internet and TV                   251                -          -
                                     -----------      -----------
     Total                           $     2,923      $     1,055        177%
                                     ===========      ===========
DIRECT COSTS
Product sales                        $     1,125      $         -          -
Wireless cable:
   Costa Rica                                145               98         48%
   Wisconsin                                  57               64        (11%)
Corporate, Internet and TV                   220                -          -
                                     -----------      -----------
     Total                           $     1,547      $       162        855%
                                     ===========      ===========
OPERATING EXPENSES
  SELLING, GENERAL & ADMINISTRATIVE
Product sales                        $       762      $         -          -
Wireless cable:
   Costa Rica                                466              526        (11%)
                                                      -----------
   Wisconsin                                 210              182         15%
Corporate, Internet and TV                 1,727              652        165%
                                     -----------      -----------
     Sub total                             3,165            1,360        133%
                                     -----------      -----------
  WEBSITE & PRODUCT DESIGN
Corporate, Internet and TV                   359              430        (17%)
                                     -----------      -----------
  DEPRECIATION AND AMORTIZATION
Product sales                                 37                -
Wireless cable:
   Costa Rica                                391              331         18%
   Wisconsin                                 154              107         43%
Corporate, Internet and TV                   261               14      1,764%
                                     -----------      -----------
     Sub total                               843              452         87%
                                     -----------      -----------
              Total                  $     4,367      $     2,242         95%
                                     ===========      ===========

                                      NINE MONTHS      NINE MONTHS         %
                                         ENDED            ENDED        INCREASE
                                       SEPTEMBER        SEPTEMBER     (DECREASE)
                                       30, 1999         30, 1998
                                     ------------      -----------    ----------
INTEREST EXPENSE
   ACCRETION OF DEBENTURE DISCOUNT
Corporate, Internet and TV           $       437       $       176        148%
                                     -----------       -----------
  OTHER INTEREST EXPENSE
Corporate, Internet and TV                   327               206         59%
Wisconsin                                      -                 2       (100%)
                                     -----------       -----------
     Sub total                               327               208         57%
                                     -----------       -----------
             Total                   $       764       $       384         99%
                                     ===========       ===========
NET LOSS
Product sales                        $      (478)      $         -          -
Wireless cable:
  Costa Rica                                 (27)             (158)       (83%)
  Wisconsin                                 (169)              (94)        80%
Corporate, Internet and TV                (3,080)           (1,478)       108%
                                     ------------      ------------
     Total                           $    (3,754)      $    (1,730)       117%
                                     ============      ============

REVENUES

         We had revenues of $2,923,000 for the nine month period ended September 30, 1999 compared to $1,055,000 during the same period in 1998, an increase of $1,868,000 or 177%. Approximately $1,446,000 of this increase was derived from product sales primarily to home shopping channels and sales of our teen cosmetic line. Wireless cable television services accounted for $171,000 of the increase in 1999 due to an increased subscriber base in Costa Rica despite a reduction in revenues of $8,000 in Wisconsin due to a decrease in the subscriber base. Corporate, Internet and television revenue accounted for $251,000 of the increase due primarily to advertising revenue associated with the KeyTrade Co-Marketing Agreement, which consisted of non-cash consideration.

DIRECT COSTS

         Direct costs for the nine month period ended September 30, 1999 increased $1,385,000 to $1,547,000 from $162,000 during the same period in 1998, an increase of 855%. This increase was due primarily to $1,125,000 in costs incurred from adding the product sales division. Direct costs also increased by $220,000 due to advertising costs associated with the Key Trade Co-Marketing Agreement. Direct costs for the wireless cable operations increased $47,000 in Costa Rica due to our offering more channels to subscribers without an increase in subscription fees.

OPERATING EXPENSES

         Operating expenses during the nine month period ended September 30, 1999 increased by $2,125,000, or 95% due primarily to an increase of $1,805,000 in selling, general and administrative expenses associated with an increase in salary and related expenses of approximately $281,000 and contracted services of $301,000 as we added personnel for the development and launch of the website and television channel. In addition, we incurred legal expenses of approximately $148,000 during the nine month period ended September 30, 1999 compared to $74,000 for the same period in 1998.

         We incurred $359,000 of website and product design costs during the nine month period ended September 30, 1999 compared to $430,000 for the same period in 1998, a 17% decrease. These costs were greater during the 1998 period as we incurred greater costs in the initial development of the website.

         Depreciation and amortization costs increased to $843,000 for the nine month period ended September 30, 1999 compared to $452,000, an increase of $391,000 or 87%. This increase was due to the amortization of goodwill resulting from the acquisitions of Fifth Avenue Channel, Inc. and IBC, as well as the addition of fixed assets including furniture, office equipment and television rebroadcast and receiving equipment.

INTEREST EXPENSE

         Interest costs increased to $764,000 during the nine month period ended September 30, 1999 compared to $384,000 for the same period in 1998, an increase of $380,000 or 99%. This increase is due primarily to an increase of $261,000 debenture discount accretion associated with the issuance of convertible debentures in May and November of 1998.

         The remaining $119,000 increase is due to an increase of $70,000 in interest for the 12% convertible debentures, an increase of $73,000 in interest on loans from our President, and an increase of $19,000 in interest on a note issued in conjunction with the acquisition of IBC in 1999.

NET LOSS

         Net losses for the nine month period ended September 30, 1999 increased to $3,754,000 compared to $1,730,000 for the same period in 1998, an increase of $2,024,000 or 177% due primarily to an increase of $1,602,000 in losses associated with primarily operations, the development of our Internet and television operations.

YEAR ENDED DECEMBER 31, 1998 AS COMPARED TO YEAR ENDED DECEMBER 31, 1997 (IN THOUSANDS)

                                          YEAR ENDED      YEAR ENDED        %
                                         DECEMBER 31,    DECEMBER 31,   INCREASE
                                             1998            1997       DECREASE
                                         ------------    ------------   --------
REVENUE
Wireless cable:
  Costa Rica                             $      1,093   $         700       56%
  Wisconsin                                       360             385       (6%)
                                         ------------   -------------
     Total                               $      1,453   $       1,085       34%
                                         ============   =============

DIRECT COSTS                             $        235   $         171       37%
                                         ============   =============
OPERATING EXPENSES
NON RECURRING ITEMS
     Corporate, Internet and TV          $          -   $       1,236     (100%)
  PROVISION FOR ASSET IMPAIRMENT
   Wisconsin                                      350               -        -
  WEBSITE AND PRODUCT DESIGN
    Corporate, Internet and TV                    697               -        -
  OTHER OPERATING EXPENSES                      2,734           2,201       24%
                                         ------------   -------------
      Total                              $      3,781   $       3,437       10%
                                         ============   =============
INTEREST EXPENSE                         $        737   $         545       35%
                                         ============   =============
NET LOSS                                 $     (3,298)  $      (3,062)       8%
                                         =============  =============

REVENUES

         Revenues increased to $1,453,000 in 1998 compared to $1,085,000 in 1997, an increase of $368,000 or 34%. This increase was due to an increase of 13% in our Costa Rican subscriber base. Revenues from our LaCrosse operations declined 6% in 1998 to $360,000 from $385,000 in 1997 due to a decline in the subscriber base. The Costa Rican system generated approximately 75% of 1998 revenues and 65% of 1997 revenues and the LaCrosse system generated approximately 25% of 1998 revenues and 35% of 1997 revenues.

DIRECT COSTS

         Direct costs for 1998 increased to $235,000 compared to $171,000 in 1997, an increase of 37%, due primarily to costs of approximately $58,000 associated with servicing the increased Costa Rican subscriber base.

OPERATING EXPENSES

         During 1998, we had operating expenses of approximately $3,781,000 compared to $3,437,000 in 1997, an increase of $344,000 or 10%. This increase is due to an increase in variable costs associated with providing subscriber services to the expanded Costa Rican system. Operating expenses for 1998 included a $350,000 provision for asset impairment related to the undeveloped Wisconsin licenses obtained as a result of the FCC auction in 1996. See Note 5 of Notes to Consolidated Financial Statements. Development costs for website design, software development, website content, research, and product development were approximately $697,000 in 1998. Operating expenses for 1997 include $1,236,000 in nonrecurring charges of $988,000 in investment banking and consulting expenses associated with the issuance of 200,000 of our common stock for consulting services, $128,000 in fees associated with a warrant issued for investment banking services, and a $120,000 deposit made to the FCC which we expensed in 1997 when we defaulted on the Hickory, North Carolina license.

INTEREST EXPENSE

         Interest expense for 1998 was $737,000 compared to $545,000 for 1997, a $192,000 or 35% increase. This increase was due primarily to approximately $448,000 of debenture discount amortization related to the issuance of the 12% convertible debentures in the principal amount of $595,000 in May 1998 and $500,000 in November 1998. This increase was partially offset by a non-recurring charge of $188,750 in 1997 related to the debt restructuring agreement with our President and $266,000 of interest and conversion inducement costs related to the $2,366,000 debenture payable to our President. No interest was accrued on such debenture in 1998 because of the agreement by our President in November 1997 to convert the debenture to common stock on May 15, 1998. The conversion of the debenture was ultimately delayed until 1999, when we increased the number of authorized shares of our common stock to 50,000,000. Prior to the increase we did not have sufficient authorized but unissued shares to cover all outstanding warrants, options and conversion agreements to issue common stock.

LIQUIDITY AND CAPITAL RESOURCES

         To date we have funded our growth and operations through (i) the sale of our common stock, (ii) the sale of debentures, and (iii) loans, primarily from our President, Mr. Rosen. Operating deficits will continue until such time as substantial revenues are generated from our channel and website. Although we believe we have enough cash to fund operations for the next six months, we must raise additional capital to continue to execute our business plan. We are currently developing plans to raise additional capital, which may include the sale of our common stock, however, there can be no assurance that we will be able to raise such funds on favorable terms, if at all.

         Cash used in operating activities was $1,663,000 for the nine months ended September 30, 1999 and $607,000 for the same period in 1998. The cash used during these periods was primarily attributable to net losses of $3,754,000 for 1999 and $1,730,000 for the same period in 1998. These losses were offset in part by depreciation and amortization. We also had an increase in accounts payable and accrued liabilities of $846,000 for the nine months ended September 30, 1999 compared to $322,000 for the same period in 1998.

         Cash flows from investing activities included investments in property and equipment of $594,000 and deferred television production costs of $118,000 during the nine month period ended September 30, 1999 due primarily to the development of our channel and website compared to $130,000 for the same period in 1998.

         Cash provided by financing activities was $2,190,000 for the nine-month period ended September 30, 1999 compared to $774,000 for the same period in 1998. The cash provided from financing activities for the first nine months of 1999 came primarily from loans in the aggregate principal amount of approximately $1,804,484 from Mr. Rosen compared to $206,600 for the same period in 1998. Since 1996, Mr. Rosen has made loans to us on an ongoing basis. As of September 30, 1999, the aggregate balance on these loans was approximately $2,928,000 including accrued interest of $194,000 consisting of aggregate principal amounts of $79,000 at 18% interest, $300,000 at 10% interest and $2,355,000 at 8% interest. In November 1999, we used $708,000 of proceeds received from the sale of our common stock to fully repay the 18% and 10% loans, and applied $329,000 to the balance on the 8% loan. The remaining balance of approximately $2,026,000 payable to Mr. Rosen plus any accrued interest is due on demand. If Mr. Rosen seeks full payment on this note, we would have to seek additional funding. No assurances can be given that we will be able to obtain such funding on terms favorable to us, if at all.

         During the nine month period ended September 30, 1999, Mr. Rosen converted the $2,366,000 convertible debenture he obtained in connection with the debt restructuring agreement into 4,732,000 shares of our common stock. As part of the consideration for early conversion of the debenture, Mr. Rosen agreed to forego all interest on the debenture from December 31, 1997.

         Between September 30, 1999 and December 31, 1999, we received $4,612,000 in proceeds from the sale of our common stock. We used $708,000 of these funds to repay a portion of the loans due to Mr. Rosen and approximately $321,000 to fully repay the balance of the note issued in connection with the purchase of IBC. The balance of the proceeds has been, and is being used to fund our operations. As of December 31, 1999, we had approximately $1,800,000 in cash to fund our operations.

         In December 1999, the convertible debentures in the principal amount of $595,000 were converted into 297,500 shares of our common stock, and $70,117 of accrued interest thereon was converted into 35,059 shares of our common stock. In addition, the convertible debenture in the principal amount of $500,000 was converted into 200,000 shares of our common stock, and $55,000 of accrued interest thereon was converted into 22,000 shares of our common stock.

         We currently do not have any material commitments for capital expenditures.

INFLATION AND FOREIGN CURRENCY FLUCTUATION

         During 1997 and 1998, Costa Rica experienced a decline in the value of the Colon relative to the U.S. dollar of approximately 1% per month. The government of Costa Rica mandates minimum salary increases on July 1 and January 1 of each year. We have been able to increase prices to cover the wage increases and the effects of the currency decline in Costa Rica and believe that we will be able to continue to do so without significant adverse effect on our subscriber base.

         Some providers of the programming that we rebroadcast in LaCrosse increase the rates charged per subscriber when the contracts are renewed. To date these increases have not been significant and, as a low cost provider of alternative cable television, we believe we have the ability to increase our rates to pass the additional programming costs onto our subscribers.

RECENT ACCOUNTING PRONOUNCEMENTS

         We do not expect SFAS 130, which establishes standards for reporting and displaying comprehensive income, its components and accumulated balances, to have any effect on our financial statements. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. We have adopted the provisions of SFAS No. 131 for the year ended December 31, 1998 as required.

         SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

         SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. A company may also implement the provisions of SFAS No. 133 as of the beginning of any fiscal quarter commencing June 16, 1998 and thereafter. SFAS No. 133 cannot be applied retroactively. SFAS No. 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the Company's election, before January 1, 1998). We have not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, we do not expect the adoption of the new standard to affect our financial statements.

         In March 1998, the Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. SOP 98-1 was adopted by the Company on January 1, 1999 and did not have a material effect on the Company's financial position or results of operations.

                                    BUSINESS

GENERAL

         We were organized as a Florida corporation on May 7, 1993 under the name Tele Consulting Corp. On February 14, 1994, we changed our name to Tel-Com Wireless Cable TV Corporation and on March 17, 1999, we changed our name to 5th Avenue Channel Corp. Our principal executive offices are located at 3957 N.E. 163rd Street, North Miami Beach, Florida 33160, and our telephone number is
(305) 947-3010.

         We are a media company that seeks to utilize the convergence of the Internet and television to provide financial information and products and services to our clientele.

         We operate a website, 5thAvenueChannel.com, and are developing the 5th Avenue Financial Television Network, both of which will contain information provided by Zacks Investment Research, Inc. and others. We also plan to distribute content through our new NetVideoFinance division, which will feature interviews from analysts, brokers and others. A component of our business plan is syndicating our content and products to other websites on the Internet. Ivana Trump is under a long term agreement with us and will be the host for certain financially-oriented television and Internet programming. We also own wireless cable television systems in Wisconsin and Costa Rica and operate 5th Avenue Channel Retail, Inc., which markets products and services to other websites, home shopping channels and retail chains.

TELEVISION OPERATIONS

         We have commenced production of programming for our 5th Avenue Financial Television Network. The programming is expected to provide current financial information about the stock market and initial public offerings, useful personal financial tools, and interviews with analysts and others about growing companies. Revenue streams are expected to be derived from sponsorships, advertising and the sale of financial products promoted on the channel. We have signed our first cable carriage agreement with Comcast, one of the largest cable operators in the United States. The channel is expected to launch with two hours of programming per day, from 10:00 A.M. to 12:00 noon, to approximately 2.5 million homes in the New York, Baltimore and Philadelphia designated marketing areas. We expect to be able to expand our programming into additional hours and homes on Comcast. We are also working with other cable and satellite systems for additional carriage. The programming is expected to be available on our website in streaming and downloadable formats and will also be available on FasTV's website.

         In late 1997, we began examining the possibility of operating a television channel by acquiring an interest in Fifth Avenue Channel, Inc., a company of which Ivana Trump was a shareholder and contractual host and spokesperson. We hired personnel and began the detailed development of plans for the launch of the channel, including analyzing the market, developing programming grids, establishing relationships with various cable and satellite carriers, acquiring programming and searching for production facilities to produce programming. We tested a version of our programming in 1998 on a local station in the Miami area and produced a fashion program for future broadcast. We also presented our programming concepts and format at the National Cable Television Association convention in June 1998.

         Beginning in 1998, we developed and executed a number of contracts with content and product suppliers including Zacks Investment Research, MonsterDaata, an aggregator of real estate information, General Life Insurance, and Taxes4Less.

         In late 1999, we produced a number of programs for future broadcast, placed digital cameras in the offices of Zacks Investment Research, KeyTrade Online and other locations for the delivery of digital feeds featuring interviews with analysts and others about various stocks. Also in late 1999, we produced a pilot program demonstrating the quality of our productions. We have recently entered into an agreement with Conus Communications Company to provide
1.5 minutes of content for each half hour episode of their syndicated daily television program, "First Business." We have begun hiring a full staff of television production personnel, including executive producers, producers, writers, on-screen talent and directors. We anticipate launching our channel in the first quarter of 2000 and have created a subsidiary, NetVideoNetworks, Inc., which will archive searchable and streamable video content for distribution to our television channel and website, as well as to websites across the Internet. Revenue streams are expected to be derived primarily from advertising.

WEBSITE OPERATIONS

         We operate 5thAvenueChannel.com, offering financial and other information as well as consumer products. The website was originally launched in December 1998. In March 1999, the website was revised. Sections devoted to consumer products, personal success and motivational products, and financial resources were added, as well as links to other sites. The website is currently being redesigned to incorporate additional financial content, our anticipated television programming and NetVideoFinance content. The website is expected to contain information from Zacks Investment Research, including taped interviews with analysts and other Zacks' personnel and financial services including online insurance, online tax preparation, online trading, online banking, online gift certificates and online mortgages. We expect the redesign to be completed in January 2000, with additional programming and content being added later in the first quarter of 2000. Revenue streams are expected to be derived from advertising, product and subscription sales.

         We have negotiated agreements for a grouping of financial services to be marketed on our website and syndicated to other websites. To supply these services, we have signed agreements with KeyTrade Online for online brokerage services; The Producers Group for the supply of term life insurance from General Life, a division of Metropolitan Life; Taxes4Less.com for online tax preparation, MonsterDaata.com for low cost transaction and real estate information services; Nightingale-Conant for success and motivation books and tapes; U.S. Check for online gift certificates; and World Class Concierge for personalized shopping services. We are continuing to negotiate additional relationships. These services are currently being incorporated into our website.

NETVIDEOFINANCE DIVISION

         We have commenced development of a new division, under the name of NetVideoFinance, which will record and market live interviews with experienced analysts and brokers from securities brokerage firms, fund managers, corporate executives and journalists. These interviews will be available on 5thAvenueChannel.com, and are intended to be syndicated to other websites and e-mailed to users on a subscription basis. It is our goal to build a large library of financially related video clips. Current video clips will be broadcast on our television channel and on our website, and syndicated to other websites. The video clips will also be permanently available in archived streaming and downloadable formats on our websites and on the websites with which we negotiate distribution agreements. We own the URL NetVideoFinance.com, and may choose to develop this division under that name. We are planning to allocate personnel and marketing resources towards the development of this division. These efforts will include the placement of cameras on location with analysts, development of a video player for the display and playback of the videos, video servers for the storage and retrieval of the videos and sales efforts to syndicate our content on other websites. Revenue streams are expected to be from advertising, syndication payments from other websites, and subscription services from end users.

SALES DIVISION

         In early 1999, we acquired the assets of International Broadcast Consultants of America, Inc. ("IBC") including the rights to distribute a variety of products through retail, television and other channels of distribution. Subsequently, we formed a wholly-owned subsidiary, 5th Avenue Channel Retail, Inc., to manage and expand the marketing, sale and distribution of consumer products. This subsidiary is intended to manage the sale of products to the home shopping networks, retail store chains and wholesale distributors. We anticipate expanding into sales on the Internet and into the international marketplace. We recently signed an agreement with Signature Products, Inc. for exclusive distribution rights in North and South America for a teen cosmetic line called Body Jewels. The first product was launched on September 1, 1999 and as of November 30, 1999, we have sold approximately $745,000 of this product line, subject to the customer's right to return the product during a limited period of time. We are currently expanding the four item line into 36 items for launch in the second quarter of 2000. We are supplying the Body Jewel products to mass market retailers in the United States, including Wal-Mart, Target, Walgreens, CVS, Longs, Albertson's and Meijers.

         This subsidiary is also responsible for the marketing of our financial services and products through mass market chains and direct-mail efforts, and on websites. We are selling a variety of products to the home shopping channels, including Home Shopping Network, TVN/Panda and Shop-at-Home, and are currently negotiating for exclusive distribution rights for a number of patented products that could have large potential in the mass market. We anticipate signing these agreements in January 2000, with sales beginning in the second quarter of 2000.

WIRELESS CABLE TELEVISION

         We are also a developer, owner and operator of wireless cable television systems in Costa Rica and LaCrosse, Wisconsin. Wireless cable television is provided to subscribers by transmitting designated frequencies over the air to a small receiving antenna at each subscriber's location. We provide television and related cable services for multiple dwelling units, commercial locations and single family residences.

         LACROSSE, WISCONSIN. We operate a wireless cable television system in LaCrosse, Wisconsin. Our business began on August 24, 1993, when we entered into an agreement with Grand Alliance LaCrosse (F) Partnership and Home/Systems Joint Venture, which ultimately provided for the lease and purchase of the LaCrosse System.

         We began transmitting programming in LaCrosse in December 1994 and presently have approximately 800 subscribers in the LaCrosse System. There are approximately 70,000 households within the LaCrosse System's 25-mile signal pattern. We currently offer 22 channels in the LaCrosse System, consisting of 17 wireless cable channels and 5 local off-air (VHF/UHF) broadcast channels.

         We own main transmitters, encoding equipment, antenna, cables, cable boxes, satellite dishes, beam benders, computer hardware and software that is utilized in this business and located in LaCrosse.

         COSTA RICA. We acquired certain rights to up to 18 pay television broadcast channels in Costa Rica in February 1996. Three channels are UHF frequencies (Channels 56, 58 and 60); three are "super band" frequencies (Channels 35, 37 and 39); and 12 are microwave frequencies similar to those used in our LaCrosse system. At the time we acquired these licenses, the three "super band" channels were in full operation broadcasting a scrambled signal of pay television programming to approximately 1,700 subscribers. We currently broadcast pay television programming over the three super band channels and the three UHF channels in our Costa Rican system. We presently have no plans to use the additional 12 microwave channels.

         As of September 30, 1999, we have approximately 5032 subscribers in our Costa Rican System. There are approximately 580,000 line-of-site households in the central valley that are reachable from our present transmission facility. All eighteen of the channel licenses may be used exclusively anywhere in Costa Rica, thereby allowing the Company to expand its service beyond the central valley.

         We own television and microwave transmitters, cable head-end equipment, encoding equipment, antenna, cables, cable boxes, satellite dishes, beam benders, computer hardware and software that are used in this business and which are located in Costa Rica.

MARKETING

         We expect to use a variety of methods to drive traffic to our channel and website and to promote product sales. These methods include advertising banners on other websites, listings with major search engines, advertising outside of the Internet, including print and radio, Internet affiliations, and joint venture marketing agreements with such websites as Zacks.com, KeyTradeOnline.com, and others.

         We utilize media advertising, telemarketing, direct mail, and door-to-door marketing to increase our subscriber base both in the LaCrosse system and the Costa Rican system. We emphasize value, reliability of service, quality and reliability of equipment, and picture quality in our marketing programs.

GOVERNMENT REGULATION

         INTERNET/E-COMMERCE. There are currently few laws or regulations that specifically regulate commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as online content, user privacy, pricing and characteristics and quality of products and services. Several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the FCC in the same manner as other telecommunications services.

         The tax treatment of the Internet and e-commerce is currently unsettled. A number of proposals have been made at the federal, state and local levels and by certain foreign governments that could impose taxes on the sale of goods and services and certain other Internet activities. A recently-passed law places a temporary moratorium on certain types of taxation of Internet commerce. We cannot predict the effect of current attempts at taxing or regulating commerce over the Internet.

         WIRELESS CABLE TELEVISION. The wireless cable industry is subject to regulation by the FCC pursuant to the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act empowers the FCC, among other things: to issue, revoke, modify and renew licenses within the spectrum available to wireless cable, to approve the assignment and/or transfer of control over such licenses; to determine the location of wireless cable systems" to regulate the kind, configuration and operation of equipment used by wireless cable systems; and to impose certain equal employment opportunity requirements on wireless cable operators. The FCC has determined that wireless cable systems are not "cable systems" for purposes of the Communications Act. Accordingly, a wireless cable system does not require a franchise from a local authority and is subject to fewer local regulations than a hard-wire cable system. In addition, utility poles and dedicated easements are not necessary.

         In the Telecommunications Act of 1996, the U.S. Congress changed the focus of government oversight of the communications industry from regulation to facilitating competition. Congress has passed laws, and the FCC has adopted rules and regulations, to encourage competition among various providers of communication services. While current FCC regulations are intended to promote the development of a competitive pay television industry, the rules and regulations affecting the wireless cable industry may change in the future, and such changes could have an adverse effect on our business.

         In September 1998, the FCC expanded the uses of the wireless cable spectrum by adopting what is called the "Two Way Rule." The Two Way Rule permits the use of wireless cable frequencies for two way digital communications where previously this spectrum could be used only for the one way transmission of television programming. This change in the FCC regulations makes it possible for a wireless cable operator to provide data transmissions, such as high speed internet access service, or voice transmissions, such as local loop telephone service, as well as television programming, in its service area. The provision of internet service or telephone service, however, would require a substantial financial commitment on our part. At this time, we do not plan to expand into the internet service business or the telephone business at its wireless cable system in La Crosse.

         The Cable Television Consumer Protection and Competition Act of 1992 (the "Cable Act") allows state and municipal governments to regulate cable equipment and "basic" tier (i.e., broadcast, local public access, governmental and educational channels) cable rates for traditional hard-wire cable systems. The Cable Act gave the FCC the authority to regulate rates on the "cable programming service" tier (i.e., cable networks and all video programming not on the basic tier) and the Commission regulated such rates for the last seven years. The Telecommunications Act of 1996 provided that rate regulation by the FCC was to be phased out in three years, and as of March 31, 1999, the FCC no longer has the authority to regulate any cable rates. Thus, cable operators are now free to offer discounts to our subscribers or potential subscribers.

         The Telecommunications Act of 1996 also permits telephone companies to enter the video distribution business, subject to certain conditions. The entry of telephone companies into the video distribution business, with greater access to capital and other resources, could provide significant competition to the wireless cable industry. To date, the telephone companies have not entered the video distribution business to any significant extent, but that could change at any time, and such change could have an adverse effect on our business.

         Over the last few years, competition for the wireless cable industry has also come from direct broadcast satellite carriers, a service which has grown rapidly to over ten million subscribers nationwide. On November 29, 1999, as part of the Omnibus Appropriations Act of 1999, the President signed into law the Satellite Home Viewer Improvement Act, which gives satellite carriers the right to carry local television stations to subscribers in the stations' own markets for the first time. At this point, it is too early to tell what impact this new legislation will have on the wireless cable industry as a whole or on us in particular.

COMPETITION

         INTERNET. The Internet business is highly competitive. New companies are being established everyday and any business set up on the Internet, including such businesses as our website, might face competition from a variety of existing or upcoming websites. Many of these competitors may have greater financial, technical and marketing resources, greater name recognition and better strategic relationships. Consequently, we have been focusing on acquiring exclusive distribution rights and rights to a variety of products not widely available on the Internet, and on signing content agreements that allow us to offer unique combinations of content. We believe that our ability to effectively compete in this market will depend on our ability to build a brand name and drive traffic to the site, which can occur as a result of superior content.

         The business of finance on the Internet is highly competitive. Many companies such as On24, CBS MarketWatch, CNBC and CNNfn have established websites that offer financial and business information and services, and it is our belief that many new websites will be created.

         TELEVISION. The television business is highly competitive. New channels will face competition from a variety of existing television channels and networks. Consequently, we have been focusing on acquiring exclusive television rights to products and programming to help distinguish our television channel from other networks. Ultimately, the quality of our programming will determine our success in this environment.

         WIRELESS CABLE TELEVISION. The pay television industry is highly competitive. Wireless cable television systems face competition from several sources, including established hardwire cable companies.

         In Costa Rica, three hard-wire cable companies are our primary, direct competitors. We estimate that within our signal pattern for Costa Rica, fewer than 20% of the households are hard-wire cable subscribers and no more than an additional 10% have access to hard-wire cable services. The three hard-wire cable companies in Costa Rica currently offer up to 46 (11 local, 35 international), 48 (13 local, 35 international), and 36 (9 local, 27 international) channels, respectively, and charge approximately $22, $25, and $23 per month, respectively, for basic programming (movies are additional), and approximately $15, $23, and $23, respectively, for installation services. None offers pay-per-view programming or addressable converters. All three companies offer discounts for long-term contracts. We offer a package of 28 channels (22 local off-air, 6 international) for a monthly fee of approximately $15 to $17, plus installation. Based on our existing subscriber base of approximately 5,500 households that presently pay an average of $16 per month for six channels of programming and the very limited penetration of hard-wire cable into this market, we believe that we have a competitive programming alternative to hard-wire cable.

         The Costa Rican operation currently offers 6 pay channels and the three local hard-wire cable companies offer from 36 to 40 channels, approximately one-third of which are the re-broadcast of local, off-air programming. We believe that our 22 off-air plus 6 pay, l line-up channel are price competitive.

         Our LaCrosse operation system competes with two large hard-wire cable companies. Our competitors currently offer 28 and 40 channels to their subscribers, while we offer 22 channels to our subscribers.

         PRODUCT SALES. Our product sales division competes with all other suppliers of merchandise to home shopping channels, retail stores and distributors such as Telebrands, Emson, Media Brands and Media Group. Our ability to compete in this market will depend upon the pricing and uniqueness of our products.

LITIGATION

         On June 9, 1999, the SEC issued an order directing an investigation of certain of our activities and the activities of others. The investigation focuses on whether we and other persons misrepresented certain of our affairs in press releases and public filings during 1998 and the early part of 1999. The commencement of an SEC investigation is part of the SEC's routine surveillance and enforcement program and, as expressed by the SEC, should not be construed as an adverse reflection on us and does not necessarily mean that any wrongdoing has occurred. We do not believe that we have engaged in any conduct that would warrant the institution of legal proceedings against us by the SEC and we are cooperating fully with the SEC staff.

EMPLOYEES

         As of December 31, 1999, we had 47 full-time employees serving in our North Miami Beach, Florida, LaCrosse, Wisconsin, Pelham, New York and Costa Rica offices, including 10 in management, 10 in sales and marketing, 9 technical support and 18 clerical employees. We maintain various employee group benefit plans and experience good employee relations.

DESCRIPTION OF PROPERTY

         We lease approximately 4,500 square feet of general office space at 3957 Northeast 163rd Street, North Miami Beach, Florida 33160 used as its principal executive offices. The lease has a five-year term that commenced May 8, 1998 and provides for an initial annual rent of $60,750 and increases annually to a maximum of $78,780 in the fifth year.

         We also lease approximately 1,300 square feet of space at 3953 Northeast 163rd Street, North Miami Beach, Florida 33160. This space is leased in conjunction with the property above and is used as additional office space. The lease has a five-year term that commenced May 8, 1998 and provides for an initial annual rent of $17,550 increasing each year to a maximum of $22,750 in the fifth year.

         We lease approximately 2,000 square feet of space in La Crosse, Wisconsin for our wireless cable division. The lease provides for a one-year term, renewing annually, with an annual rent of approximately $15,500.

         We lease approximately 750 square feet of office space at 629 Fifth Avenue, Pelham, New York 10803 which is used to house our retail sales operations. The lease has a three-year term that commenced March 29, 1999 and provides for an annual rent of $13,560 for the first two years and $13,967 for the third year.

         We rent office space in Costa Rica from our President. This arrangement is on a month-to-month basis, and since January 1, 1999, no rent is being charged.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         Effective as of February 17, 1999, our principal accountants, BDO Seidman, LLP resigned and was replaced by the firm of Rachlin, Cohen and Holtz, LLP effective as of February 23, 1999.

         As of December 31, 1997 and during our two most recent fiscal years ending December 31, 1997 and the subsequent periods preceding the resignation of BDO Seidman, LLP there were no disagreements with BDO Seidman, LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP would have caused BDO Seidman, LLP to make reference to the subject matter of the disagreements in connection with its reports. The audited financial statements for the years ended December 31, 1997 and 1996 contained an explanatory paragraph which stated that our significant operating losses and negative working capital as of such date raised substantial doubt about our ability to continue as a going concern.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Our directors, executive officers and key employees are as follows:

                                                                                        DIRECTOR
NAME                     AGE                        POSITION                             SINCE
----                     ---                        --------                             -----
Melvin Rosen              55        Chairman  of the  Board,  President  and             1997
                                    Chief Executive Officer

Eric Lefkowitz            39        Senior Vice President and Director                   1999

Dennis Devlin             49        Director                                             1993

Scott Housefield          41        Director                                             1999

Larry Weinstein           52        Director                                             1999

Nick van der Linden       31        Director                                             1999

Adam Taylor               46        Chief Operating Officer                               --

Dominique Sada            43        Executive   Vice   President  and  Chief              --
                                    Financial Officer

Michael Tedesco           43        President  and Chief  Operating  Officer              --
                                    of 5th Avenue Channel Retail, Inc.


         Each of our directors holds his position until the next annual meeting of shareholders or until his successor is duly elected and qualified.

         MELVIN ROSEN: PRESIDENT, C.E.O. AND CHAIRMAN OF THE BOARD. Melvin Rosen, 55, has served as President, Chief Executive Officer and Chairman of the Board of the Company since May 1997. From July 1986 to May 1996, he owned and served as the President of Teleplus, S.A., a wireless cable television system in Costa Rica which was sold to us in February 1996.

         ERIC LEFKOWITZ: EXECUTIVE VICE PRESIDENT AND DIRECTOR. Eric Lefkowitz, 39, has served as one of our Executive Vice Presidents since January 1999 and as one of our directors since March 1998. Mr. Lefkowitz was President, CEO and 50% owner of International Broadcast Consultants of America, Inc., a consumer products marketing and wholesaling company, between 1994 and 1999.

         DENNIS J. DEVLIN: DIRECTOR. Mr. Devlin, 49, has served as one of our directors since May 1993 and as our Vice President from 1993 to 1998. Mr. Devlin is the founder and has served as President of Dennis' Mobile Home Service and Supply, Inc. in Wayne, Michigan since 1979. Mobil Home Service and Supply, Inc. is engaged in the construction of additions, roof systems and specialized products for mobile home owners, including remodeling, insurance services, parts supply and repair.

         SCOTT HOUSEFIELD: DIRECTOR. Scott Housefield, 41, has served as one of our directors since June 1999. From 1993 to 1998, he held various senior management positions at Brightpoint, Inc. (Nasdaq: CELL - news), a global wireless telecommunications company.

         LARRY WEINSTEIN: DIRECTOR. Larry Weinstein, 52, has served as one of our directors since September 1999. He is currently Vice President of Strategic Projects for Cybergold, Inc. (Cybergold.com), an on-line incentive marketing company. From 1992 to 1998, Mr. Weinstein served as Executive Vice President for Greenleaf Technologies Corp., a high-tech company specializing in encryption and compression technologies.

         NICK VAN DER LINDEN: DIRECTOR. Mr. van der Linden, 31, has served as one of our directors since November 1999. Mr. van der Linden is founder of Caladan B.V., a holding company for a number of investment activities including corporate finance and consulting. Mr. van der Linden is also founder of The Traders Society N.V., one of the largest wholesale trading houses in the Netherlands where he served as its Chief Executive Officer from 1996 to 1998. From 1994 to 1996, he was a managing director at Rabo Securities in the Netherlands.

         ADAM TAYLOR: EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER. Adam Taylor, 46, has served as an Executive Vice President and Chief Operating Officer since January 1999. Mr. Taylor was President of Taylor/Fox Enterprises, LLC, a marketing company based in California from June 1992 to December 1998 and President of Goldman/Taylor Entertainment Inc., a television development and production company from February 1990 to May 1997.

         DOMINIQUE SADA: EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. Dominique Sada, 43, has served as an Executive Vice President and our Chief Financial Officer since December 1999. Prior to joining the Company, Ms. Sada worked as a manager of Accounting, Auditing and Consulting for Rachlin, Cohen & Holtz, a South Florida public accounting firm from 1997 to 1999. Between 1994 and 1996, she served as financial manager of Chase Manhattan Corp., a financial services company, and between 1987 and 1994, she worked for Deloitte & Touche, a public accounting firm, where she was an audit manager. Ms. Sada is a Certified Public Accountant.

         MICHAEL TEDESCO. PRESIDENT AND CHIEF OPERATING OFFICER OF 5TH AVENUE CHANNEL RETAIL, INC.

         Mr. Tedesco, 43, has served as President and Chief Operating Officer of 5th Avenue Channel Retail since April 1999. From 1996 to 1999, he was Executive Vice President of Sales at Media Brands, LLC, a direct-response, retail manufacturing company. Between 1995 and 1996, Mr. Tedesco served as National Sales Manager at Home Shopping Network, and between 1993 and 1995 Mr. Tedesco served as Vice President of Claude G., Inc., an importer of private label French fragrances. Prior to joining Claude G, Inc., Mr. Tedesco served as a Partner and Vice President of Sales at Innovo Inc., a manufacturer of canvas bags and aprons. During his tenure, Mr. Tedesco created, manufactured and marketed the "E.A.R.T.H. Bag" which sold over 10 million units.

DIRECTOR'S REMUNERATION

         Each non-employee director is reimbursed for expenses incurred in attending board meetings. Directors do not receive any other compensation for their service.

EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with certain of our key executives as follows:

         Eric Lefkowitz, our Senior Vice President, entered into a five-year agreement effective January 1, 1999. The agreement provides for an annual salary of $150,000. The agreement also provides for bonuses and stock options based on our performance and for health, life and disability insurance and reimbursement for all reasonable business expenses.

         Adam Taylor, our Chief Operating Officer, entered into a one-year agreement effective January 5, 1999. The agreement provides for an annual salary of $102,000 plus benefits. The agreement also provides for grants of 5,000 options to purchase our common stock per month at an exercise price equal to $.25 above the average market value of the common stock for the five days prior to each monthly grant date. The options vest ratably over a three-year period from the date of the grant. The agreement also provides for term life, health, medical, dental and hospitalization insurance, as well as pension and profit-sharing benefits and for reimbursement of all reasonable business expenses and a monthly automobile reimbursement allowance of $1,000.

         Michael Tedesco, President and Chief Operating Officer of 5th Avenue Channel Retail, Inc., our wholly-owned subsidiary, entered into a one-year agreement dated April 1999. The agreement provides for an annual salary of $102,000 plus benefits and incentive bonuses as determined by the Board of Directors. The agreement also provides for Mr. Tedesco to receive up to 24,000 options to purchase our common stock at an exercise price of $7.25 per share in the first year of employment accruing at a rate of 2,000 options per month. If we elect to renew Mr. Tedesco's agreement for a second year, he will receive a grant of an additional 30,000 options. Mr. Tedesco also receives an incentive monthly bonus equal to one percent of the gross sales receipts from the sale of products and services by 5th Avenue Channel Retail during the preceding month. If 5th Avenue Channel Retail exceeds its annual sales projections, Mr. Tedesco will receive options to purchase 500,000 shares of our common stock at an exercise price equal to the fair market value of our stock at the date of grant. The agreement provides for life, health, medical, dental and hospitalization insurance, as well as pension and profit-sharing benefits and reimbursement of all reasonable business expenses and an annual automobile allowance of $5,000.

SUMMARY COMPENSATION TABLE

         The following table sets forth the total compensation paid to or accrued for our Chief Executive Officer for the years ended December 31, 1998, 1997 and 1996. Mr. Rosen did not receive a bonus or stock options as compensation during these years. No other executive officer or key employee of the Company earned a salary and bonus in excess of $100,000 during these years.

                               ANNUAL COMPENSATION

                                                                     OTHER
NAME AND                      YEAR                                  ANNUAL                       ALL OTHER
PRINCIPAL POSITION            ENDED       SALARY     BONUS       COMPENSATION      OPTIONS     COMPENSATION
------------------            -----       ------     -----       ------------      -------     ------------
Melvin Rosen,              12/31/98     $ 180,000       0              0              0              0
   President and CEO       12/31/97(1)  $  90,000       0              0              0              0
                           12/31/96         --          --            --             --             --

-------------------------
    (1)  Mr. Rosen commenced his employment with us in May 1997.

STOCK OPTION PLAN

         In January 1995, the Company adopted a stock option plan (the "SOP"), pursuant to which officers, directors, key employees and consultants are eligible to receive "incentive" and/or non-qualified stock options. The Company can grant 200,000 shares of its common stock under the SOP. The SOP is administered by the Board of Directors which determines, among other things, the persons to be granted options under the SOP, the number of shares subject to each option, and the option price. To date, the Company has granted options to purchase 131,860 shares of common stock under the SOP, 91,360 of which remain outstanding. The exercise price of all options granted under the SOP equaled or exceeded the fair market value of the common stock on the date of grant.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information regarding beneficial ownership of our common stock as of November 30, 1999 by all persons known by us to own beneficially 5% or more of the outstanding shares of our common stock, each director, and all executive officers and directors as a group:

NAME AND ADDRESS OF                        AMOUNT AND NATURE        PERCENT OF
BENEFICIAL OWNER OR                          OF BENEFICIAL         OUTSTANDING
IDENTITY OF GROUP                             OWNERSHIP(1)          SHARES(2)
-----------------                             ------------          ---------

Melvin Rosen                                  6,220,212(3)            47.25%
c/o 5th Avenue Channel Corp.
3957 N.E. 163rd Street
North Miami Beach, FL 33160

Ivana Trump                                     745,000(4)             5.79%
c/o Lyman & Landy
405 Park Avenue, 17th Floor
New York, NY 10022

Eric Lefkowitz                                  341,667(5)             2.81%

Dennis J. Devlin

                                                260,000(6)             2.14%

Scott Housefield                                      0                --

Larry Weinstein                                       0                --

Nick van der Linden                             320,000(7)             2.63%

All officers and directors as a group         7,223,239(8)            53.28%
(9 persons)

-------------------------------------------
(1) Except as otherwise indicated, all shareholders have sole voting and investment power with respect to the shares of common stock set forth opposite their respective names.

(2) Based on 12,164,702 shares of common stock issued and outstanding shares as of December 31, 1999. For purposes of calculating each person's beneficial ownership, amount and percentage, each person's options and warrants that are exercisable within 60 days as of December 1, 1999 are included and are deemed outstanding and are added to the 12,164,702 shares outstanding.

(3) Includes 500,000 shares of common stock issuable upon exercise of a warrant at an exercise price of $1.00 per share, and 500,000 shares issuable upon exercise of a warrant at $5.00 per share.

(4) Includes options to purchase an aggregate of 700,000 shares of common stock at exercise prices ranging from $5.00 per share to $15.00 per share.

(5) Includes 300,000 shares held by IBC, a company of which Mr. Lefkowitz owns 50%.

(6) Includes options to purchase 5,000 shares at $5.85 per share and options to purchase 5,000 shares at $8.25 per share.

(7) Represents shares owned by Caladan B.V., a company controlled by Mr. van der Linden.

(8) Includes a total of 1,391,360 shares issuable upon the exercise of presently exercisable options and warrants held by the following persons:
     Melvin Rosen 1,000,000 warrants; Adam Taylor 63,360 options; Dennis Devlin 10,000 options; and Michael Tedesco 18,000 options.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information with respect to the ownership of our common stock by selling shareholder as of the date of this prospectus.

                                       OWNERSHIP OF SHARES                 NUMBER OF               OWNERSHIP OF SHARES
                                         OF COMMON STOCK                SHARES OFFERED               OF COMMON STOCK
    SELLING SHAREHOLDER                 PRIOR TO OFFERING                   HEREBY                  AFTER OFFERING(1)
----------------------------    -----------------------------------     ----------------    -------------------------------
                                     SHARES            PERCENTAGE                              SHARES          PERCENTAGE
                                -----------------------------------                         -------------------------------
Michael Ploshnick                    30,000(2)              *                30,000               0                *

Steven Finkelstein                   54,000(2)              *                54,000               0                *

Salvatore Marasa                     54,000(2)              *                54,000               0                *

David Ganz                           54,000(2)              *                54,000               0                *

Anthony Imbo                         54,000(2)              *                54,000               0                *

Howard Schwartz                      67,875(3)              *                67,875               0                *

Donald Fiore                         13,875(4)              *                13,875               0                *

James Ganduglia                      11,100(4)              *                11,100               0                *

Dermot Kiernan                       13,875(4)              *                13,875               0                *

Debra & Harvey Lichtman              13,875(4)              *                13,875               0                *

Elmer Macke                          27,750(4)              *                27,750               0                *

Richard Measelle                     27,750(4)              *                27,750               0                *

Leonard Pianko                        5,550(4)              *                 5,550               0                *

Charles Rankin                       13,875(4)              *                13,875               0                *

Jeremy & Franca Rawitz               11,100(4)              *                11,100               0                *

Lawrence & Lori Turel                11,100(4)              *                11,100               0                *

Ganot Corporation                   168,834(5)            1.39%             168,834               0                *


                                       OWNERSHIP OF SHARES                 NUMBER OF               OWNERSHIP OF SHARES
                                         OF COMMON STOCK                SHARES OFFERED               OF COMMON STOCK
    SELLING SHAREHOLDER                 PRIOR TO OFFERING                   HEREBY                  AFTER OFFERING(1)
----------------------------    -----------------------------------     ----------------    -------------------------------
                                     SHARES            PERCENTAGE                              SHARES          PERCENTAGE
                                -----------------------------------                         -------------------------------

Klurman Investment Limited
Partnership                         222,000(6)            1.82%             222,000               0                *

Klurman Investment Limited
Partnership II                      145,000(7)            1.19%             145,000               0                *

Carina B.V.                          50,000                 *                50,000               0                *

Maddox Mutual                       250,000               2.06%             250,000               0                *

J.W. Kranendonk                     100,000                 *               100,000               0                *

J.J. Van den Berg                   320,000               2.63%             320,000               0                *

M.M.G. Pilarczyk                    100,000                 *               100,000               0                *

Caladan B.V.                        320,000               2.63%             320,000               0                *

Finance IT B.V.                     500,000               4.11%             500,000               0                *

Trasmin Invest B.V.                 250,000               2.06%             250,000               0                *

AGI Finance SA                       50,000                 *                50,000               0                *

John Bus                             10,000                 *                10,000               0                *

Ab ter Horst                         50,000                 *                50,000               0                *

International Broadcast
Consultants of America,
Inc. (8)                            300,000               2.47%             300,000               0                *


----------------------------
 *   Indicates less than 1%.

(1) Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each selling shareholder will own upon completion of this offering.

(2) Represents shares of common stock issuable upon the exercise of warrants originally issued to a consultant to the Company and assigned to the holders. Such warrants are exercisable for $2.50 per share and expire on July 10, 2000.

(3) Consists of 54,000 shares of common stock issuable upon exercise of warrants assigned to the holder and 13,875 shares issued upon conversion of 12% convertible debentures in the principal amount of $25,000 including 1,375 shares issued in lieu of accrued interest.

(4) Part of an aggregate of 297,500 shares issued upon conversion of 12% convertible debentures in the aggregate principal amount of $595,000 including 35,059 shares issued in lieu of accrued interest.

(5) Represents 150,000 shares issued upon conversion of $2.00 per share of 12% convertible debentures in the principal amount of $300,000 and 18,834 shares issued in lieu of accrued interest.

(6) Represents 200,000 shares issued upon conversion of a 12% convertible debenture in the principal amount of $500,000 and 22,000 shares issued in lieu of accrued interest.

(7) Includes 15,000 shares issuable upon the exercise of warrants at $5.00 per share and 5,000 shares issuable upon the exercise of warrants at $6.00 per share.

(8) International Broadcast Consultants of America, Inc. is a company of which Eric Lefkowitz, our Senior Vice President and Director, owns 50%. Assuming the sale of all of these shares, Mr. Lefkowitz will own 41,667 shares of common stock, which is less than 1% of our issued and outstanding shares.

                              CERTAIN TRANSACTIONS

LOANS TO THE COMPANY

         During 1996 and 1997, Mr. Rosen loaned us $262,479 at 18% interest. We repaid $183,400 during 1998. As of September 30, 1999, the balance of this loan was $79,079. We fully repaid this loan in November 1999.

         During 1998, Mr. Rosen also loaned us $300,000 at 10% interest. We fully repaid this loan in November 1999. In addition, during 1998 Mr. Rosen loaned us $550,000 at 8% interest. At various times during 1999, he loaned us additional amounts at the same rate. During 1999, we made certain repayments to him so that the loan balance as of September 30, 1999 was $2,354,484. In November 1999, we repaid $329,134 of this amount leaving a balance of approximately $2,026,000, which amount is payable on demand.

         Aggregate accrued interest on the three loans at December 31, 1998 and September 30, 1999 was $70,696 and $194,376, respectively.

         On February 24, 1997, Mr. Duquette and Mr. Devlin each loaned us $25,000 ($50,000 in the aggregate), which we used to pay Mr. Rosen for an extension of the indebtedness due to him as described below. These loans accrue interest at 10% per annum. As of September 30, 1999, the balance of these loans, including accrued interest, was $54,456 and $52,581, respectively. These loans are payable on demand.

DEBT RESTRUCTURING AGREEMENT AND DEBENTURE

         In January 1999 and March 1999 Mr. Rosen converted a debenture in the amount of $2,366,000 including accrued interest into 4,732,000 shares of our common stock.

         Mr. Rosen acquired the convertible debentures in 1997 in an agreement to restructure a $2 million note issued to him as part of the acquisition of our Costa Rican operations. The agreement provided for restructuring the note into a convertible debenture maturing in 12 months with interest at 12% per annum (7% to be paid monthly and 5% at maturity). The principal amount of the debenture was increased by $100,000 for expenses owed or reimbursable to Mr. Rosen. We paid interest of $12,000 on the original note to Mr. Rosen in early 1997. No interest was paid on the debenture in 1997 and $156,033 of interest accrued from May 19, 1997 to December 31, 1997 and was added to the debenture principal.

         As consideration for this debt restructuring, we agreed to issue to Mr. Rosen (i) 180,000 shares of our common stock; (ii) a warrant to purchase 500,000 shares at $1.00 per share, and (iii) a warrant to purchase 500,000 shares of common stock at $5.00 per share. Mr. Rosen received the right to nominate two members to our Board of Directors until such time as he exercised the conversion rights under the debenture and we released him from any liability in connection with the Costa Rican acquisition. Upon consummation of the debt restructuring, Mr. Rosen and his designee, Samuel H. Simkin, were appointed to our Board of Directors and Mr. Rosen was named our President and Chief Executive Officer.

         The debenture was convertible by Mr. Rosen into our common stock at any time prior to payment of the debenture on at least 30 days notice. The conversion price was the lesser of (1) $.50 per share of common stock, or (2) the average of the closing bid price for our common stock as reported on the Nasdaq Small Cap Market for the five trading days immediately prior to the conversion date.

OTHER RELATED TRANSACTIONS

         Effective December 10, 1998, we acquired 100% of the capital stock of The Fifth Avenue Channel, Inc. ("5th Avenue") from its shareholders for 335,000 shares of our common stock and we agreed to issue up to 665,000 additional "performance shares" as follows: 332,500 if 5th Avenue achieves gross revenues in excess of $10,000,000 for any calendar quarter; and the remaining 332,500 shares if 5th Avenue achieves either gross revenues in excess of $25,000,000 for any calendar quarter or net income in excess of $1,000,000 for any calendar quarter. If 5th Avenue does not achieve these objectives by September 30, 2003, the right to receive the performance shares will terminate. Mr. Rosen owned 65% of the 5th Avenue stock, IBC owned 25% and Ms. Trump owned 10%. IBC is 50% owned by Mr. Lefkowitz, our Executive Vice President and Director.

         Effective January 4, 1999, we purchased 100% of the assets and operations of IBC for 300,000 shares of our common stock and $450,000 in cash. IBC was active in the electronic media field, specializing in new product marketing on cable television. IBC's products are aired to television viewers in over 43 countries in their respective languages and in 38 states in the United States. See "Notes to Consolidated Financial Statements."

                            DESCRIPTION OF SECURITIES

GENERAL

         Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of the date of this prospectus, 12,164,702 shares of common stock and no shares of preferred stock were outstanding. The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

COMMON STOCK

         We are authorized to issue 50,000,000 shares of common stock, $.001 par value, of which 12,164,702 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors. Shares of common stock are not redeemable, do not have any conversion or preemptive rights and are not subject to further calls or assessments once fully paid.

         Holders of common stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available therefore, subject to any prior rights accruing to any holders of our preferred stock. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

PREFERRED STOCK

         The Board of Directors has the authority, without further action by our shareholders, to issue up to 5,000,000 shares of preferred stock, par value of $.001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change in our control.

PURCHASE WARRANTS AND CONVERTIBLE DEBENTURES

         The various exercise or conversion prices and the number of shares of common stock purchasable upon the exercise of the warrants and conversion of debentures, are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the common stock. The warrants and the debentures do not confer upon holders any voting or any other rights as our shareholders.

12% CONVERTIBLE DEBENTURES

         In May 1998, we completed a private placement of 12% convertible debentures in the principal amount of $595,000 to accredited investors. In December 1999, these investors converted their debentures into common stock at a conversion price of $2.00 per share and are listed as selling shareholders herein. See "Selling Shareholders."

         In November 1998, we completed a private placement of a 12% convertible debenture in the principal amount of $500,000 to an accredited investor. In December 1999, this investor elected to convert his debenture at a conversion price of $2.50 per share and is listed as a selling shareholder herein. See "Selling Shareholders."

IPO WARRANTS

         In connection with our initial public offering, we sold 1,610,000 redeemable common stock purchase warrants for $.25 per warrant and certain selling shareholders sold an additional 400,000 warrants. The warrants are exercisable at a price of $5.75 per share until May 3, 2003 and are governed by a warrant agreement between us and Continental Stock Transfer & Trust Company as warrant agent.

         The warrants are subject to redemption by us upon 30 days' prior written notice, at a price of $.25 per warrant, if the closing sale or bid price per share of our common stock equals or exceeds 120% of the then-current exercise price (initially $5.75, subject to adjustment) per share for the 20 trading days ending on the third trading day prior to the mailing of the notice of the redemption.

UNDERWRITER'S WARRANTS AND UNDERWRITER'S STOCK WARRANTS

         The 140,000 underwriter's warrants and the 100,000 underwriter's stock warrants were issued to designees of our underwriter in our initial public offering in May 1995.

         The 140,000 underwriter's warrants are exercisable at $.375 per warrant and entitle the holders to purchase a like number of underlying warrants. Each underlying warrant entitles the holder to purchase one share of common stock at an exercise price of $5.75 until May 3, 2000, and is subject to redemption by us upon 30 days prior written notice at a price of $.25 per underlying warrant, provided that the closing sale or bid price per share of our common stock equals or exceeds 120% of the then current exercise price (initially $5.75, subject to adjustment) to the 20 trading days ending on the third trading day prior to the mailing of the notice of redemption.

         The underwriter's stock warrants are exercisable for a like number of shares of common stock at a price of $7.50 per share. The underwriter's warrants and the underwriter's stock warrants are exercisable until May 3, 2000.

CONSULTANT'S WARRANTS

         The consultant's warrants were issued to Meyers, Pollock, Robbins, Inc., our financial consultant, pursuant to a consulting agreement entered into as of July 24, 1997. The consultant's warrants were subsequently assigned to certain individuals. 500,000 of the consultant's warrants were previously exercised.

         The remaining consultant's warrants include: (i) one-year warrants for the purchase of 200,000 shares of common stock at an exercise price of $2.50 per share which were all extended to July 10, 2000; and (ii) three-year warrants for the purchase of 100,000 shares of common stock at an exercise price of $2.50 per share.

CERTAIN ANTI-TAKEOVER EFFECTS

         Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Florida law and our Articles of Incorporation also authorize us to indemnify our directors, officers, employees and agents.

         Additionally, the authority possessed by the Board of Directors to issue preferred stock could potentially be used to discourage attempts by others to obtain control of us through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. Except as described above, there are no agreements or understandings for the issuance of preferred stock and the Board of Directors has no intention to issue additional series of preferred stock as of the date of this prospectus.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Of the 12,164,702 shares currently outstanding, 5,831,879 shares are owned by our affiliates, as that term is defined under the Securities Act. Absent registration under the Securities Act, such as the shares being offered by selling shareholders herein, the sale of these shares is subject to Rule 144. Under Rule 144, if certain conditions are satisfied, a person (including any of our affiliates) who has beneficially owned restricted shares of common stock for at least one year is entitled to sell within any three-month period a number of shares up to the greater of 1% of the total number of outstanding shares of common stock, or if the common stock is quoted on Nasdaq, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of us for at least three months immediately preceding the sale, and who has beneficially owned the shares of Common Stock for at least two years, is entitled to sell the shares under Rule 144 without regard to any of the volume limitations described above.

         No prediction can be made as to the effect, if any, that sales of shares or the availability of shares for sale as described above will have on the market prices of the common stock prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. See "Risk Factors -- Future sales of common stock could depress the price of our common stock."

                              PLAN OF DISTRIBUTION

         The selling shareholders have advised us that they may from time to time sell all or a portion of the shares offered in one or more transactions in the over-the-counter market, on the Nasdaq SmallCap Market, or on any other exchange on which the common stock may then be listed, in privately negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling shareholders and any participating broker-dealers may be deemed to be "underwriters" within the meaning of Section 2(4) of the Securities Act. Neither we nor the selling shareholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling shareholders on account of their sales of the shares from time to time.

         Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of securities, the selling shareholders, any selling broker-dealer, and any "affiliated purchasers" may be subject to Regulation M under the Securities Exchange Act of 1934, as amended, which prohibits certain activities for the purpose of pegging, fixing or stabilizing the price of securities in connection with an offering.

         Under the securities laws of certain states, the shares may be sold only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale or an exemption from such requirement is available and is complied with.

         We will pay certain expenses in connection with this offering, estimated to be approximately $55,000, but will not pay for any underwriting commissions and discounts, if any, or counsel fees or other expenses of the selling shareholders. We have agreed to indemnify the selling shareholders, their directors, officers, agents and representatives, and any underwriters, against certain liabilities, including certain liabilities under the Securities Act. The selling shareholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act.

                                  LEGAL MATTERS

         Broad and Cassel, a partnership including professional associations, Miami, Florida, will give an opinion for us regarding the validity of the common stock offered in this prospectus.

                                     EXPERTS

         Rachlin Cohen & Holtz, LLP, independent certified public accountants, have audited our consolidated financial statements at December 31, 1998 and for the year then ended as set forth in their report (which contains an explanatory paragraph regarding certain liquidity and profitability considerations). BDO Seidman, LLP, independent certified public accountants, have audited our consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997 as set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern). We have included our consolidated financial statements in the registration statement, in reliance on Rachlin Cohen & Holtz's report and BDO Seidman's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the Rules and Regulations of the Securities and Exchange Commission. Whenever reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

         We also file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any report or document we file, and the registration statement, including the exhibits, may be inspected at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the SEC's website at:
HTTP://WWW.SEC.GOV.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Reports of Independent Certified Public Accountants                                          F-2

Balance Sheet as of December 31, 1998                                                        F-4

Statements of Operations for the Years Ended December 31, 1998 and 1997                      F-5

Statements of Stockholders' Equity for the Years Ended December 31, 1998 and 1997            F-6

Statements of Cash Flows for the Years Ended December 31, 1998 and 1997                      F-7

Notes to Financial Statements                                                                F-8

Balance Sheet as of September 30, 1999 (Unaudited)                                           F-33

Statements of Operations for the Nine Months Ended September 30, 1999 and 1998
  (Unaudited)                                                                                F-34

Statements of Cash Flows for the Nine Months Ended September 30, 1999 and 1998
  (Unaudited)                                                                                F-35

Notes to Financial Statements                                                                F-36


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
5th Avenue Channel Corp.
North Miami Beach, Florida

         We have audited the accompanying consolidated balance sheet of 5th Avenue Channel Corp. as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 5th Avenue Channel Corp. as of December 31,1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

         As more fully described in Note 2, the Company is subject to certain liquidity and profitability considerations. The Company's plans with respect to these matters are also described in Note 2.

                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 20, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
5th Avenue Channel Corp. (formerly known as Tel-Com Wireless
Cable TV Corporation)
Miami, Florida

         We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of 5th Avenue Channel Corp. (formerly known as Tel-Com Wireless Cable TV Corporation) for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of 5th Avenue Channel Corp. (formerly known as Tel-Com Wireless Cable TV Corporation) for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has experienced significant operating losses and has negative cash flows from operations for the year ended December 31, 1997. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                BDO SEIDMAN, LLP

Miami, Florida
March 27, 1998

                            5TH AVENUE CHANNEL CORP.

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1998

                                                                                       HISTORICAL          PRO FORMA
                                                                                      ------------        ------------
ASSETS                                                                                                    (UNAUDITED)
Current Assets:
     Cash and cash equivalents ................................................       $    256,209        $    256,209
     Accounts receivable, net of allowance for doubtful accounts of $186,000 ..             41,559              41,559
     Loans receivable, related parties ........................................             28,191              28,191
     Prepaid expenses and other current assets ................................            104,629             104,629
                                                                                      ------------        ------------
     Total current assets .....................................................            430,588             430,588

Property and Equipment ........................................................          1,323,404           1,323,404

Licenses ......................................................................          4,651,061           4,651,061

Goodwill ......................................................................            615,000             615,000

Other Assets ..................................................................             87,119              87,119
                                                                                      ------------        ------------
                                                                                      $  7,107,172        $  7,107,172
                                                                                      ============        ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable and accrued liabilities .................................       $    775,417        $    775,417
     Accrued payroll, President/Chairman of the Board .........................            270,000             270,000
     Current portion of long-term debt ........................................            417,492             417,492
     Loans and notes payable, related parties .................................            972,529             972,529
                                                                                      ------------        ------------
     Total current liabilities ................................................          2,435,438           2,435,438
                                                                                      ------------        ------------
Long-Term Debt:
     Convertible debenture payable to President/Chairman of the Board .........          2,366,000                  --
     License installment payment plan notes ...................................            951,479             951,479
     Convertible subordinated debentures, net of unamortized discount .........            623,101             623,101
     Other long-term debt .....................................................              8,469               8,469
                                                                                      ------------        ------------
                                                                                         3,949,049           1,583,049
Less current portion ..........................................................            417,492             417,492
                                                                                      ------------        ------------
                                                                                         3,531,557           1,165,557
                                                                                      ------------        ------------

Commitments, Contingencies, Subsequent Events, and Other Matters ..............                 --                  --

Stockholders' Equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized; 500 shares designated as Series A; none issued and outstanding; 1,500 shares designated as
Series B; none issued and outstanding .........................................                 --                  --
Common stock, $.001 par value, 50,000,000 shares authorized; issued and
outstanding 4,503,143 shares (historical) and 9,235,143 shares (pro forma) ....              4,504               9,236
Additional paid-in capital ....................................................          9,942,225          12,303,493
Deficit .......................................................................         (8,806,522)         (8,806,552)
                                                                                      ------------        ------------
                                                                                         1,140,177           3,506,177
                                                                                      ------------        ------------
                                                                                      $  7,107,172        $  7,107,172
                                                                                      ============        ============

                 See Notes to Consolidated Financial Statements

                            5TH AVENUE CHANNEL CORP.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                        1998               1997
                                                    -----------        -----------
Revenue .....................................       $ 1,453,033        $ 1,085,149

Direct Costs ................................           235,367            170,614
                                                    -----------        -----------
Gross Margin ................................         1,217,666            914,535
                                                    -----------        -----------
Operating Expenses:
      Selling, general and administrative ...         2,734,473          3,437,282
      Website and product development .......           696,762                 --
      Provision for asset impairment ........           350,000                 --
                                                    -----------        -----------
                                                      3,781,235          3,437,282
                                                    -----------        -----------
Loss from Operations ........................        (2,563,569)        (2,522,747)

Other Income (Expense):
Interest income .............................             2,377              6,179
Interest expense ............................          (736,749)          (545,396)
                                                    -----------        -----------
                                                       (734,372)          (539,217)
                                                    -----------        -----------
Net Loss (Note 18) ..........................       $(3,297,941)       $(3,061,964)
                                                    ===========        ===========
Net Loss Per Common Share - Basic and Diluted       $     (0.81)       $     (1.17)
                                                    ===========        ===========


                 See Notes to Consolidated Financial Statements

                            5TH AVENUE CHANNEL CORP.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                 ADDITIONAL                  STOCK        TOTAL
                                       COMMON                 PREFERRED           PAID-IN                 SUBSCRIPTION STOCKHOLDERS'
                                        STOCK      AMOUNT       TOCK    AMOUNT    CAPITAL       DEFICIT    RECEIVABLE     EQUITY
                                      ---------  -----------    ----     ----   -----------   -----------  ---------    -----------
Balance, January 1, 1997              2,196,212  $     2,196     500     $ 1   $ 7,544,720   $(2,284,847)  $(400,000)   $ 4,862,070

Year Ended December 31, 1997
  Partial payment of subscriptions
    receivable for preferred stock           --           --      --      --            --            --     100,000        100,000
  Cancellation of subscriptions
    receivable for preferred stock           --           --    (300)     --      (300,000)           --     300,000             --
  Sale of preferred stock                    --           --     100      --       100,000            --          --        100,000
  Issuance of common stock in debt
    restructuring                       180,000          180      --      --        78,570            --          --         78,750
  Issuance of warrants in debt
    restructuring                            --           --      --      --        10,000            --          --         10,000
  Issuance of warrants in payment
    of consulting fees                       --           --      --      --       128,000            --          --        128,000
  Conversion of preferred stock to
    common stock                      1,183,431        1,184    (300)     (1)       (1,183)           --          --             --
  Exercise of warrants for common
    stock                               450,000          450      --      --       449,550            --          --        450,000
  Preferred stock dividends                  --           --      --      --       161,800      (161,800)         --             --
  Net loss                                   --           --      --      --            --    (3,061,964)         --     (3,061,964)
                                      ---------  -----------    ----     ---   -----------   -----------   ---------    -----------
Balance, December 31, 1997            4,009,643        4,010      --      --     8,171,457    (5,508,611)         --      2,666,856

Year Ended December 31, 1998
  Issuance of common stock in payment
    of consulting fees                   26,000           26      --      --
  Issuance of common stock in
    settlement of debt                   82,500           83      --      --        86,600            --          --         86,626
  Exercise of warrants                   50,000           50      --      --        99,553            --          --         99,636
  Issuance of common stock in
    connection with                     335,000          335      --      --        49,950            --          --         50,000
  acquisition of The 5th Avenue
    Channel, Inc
  Discount on subordinated convertible
    debentures                               --           --      --      --       614,665            --          --        615,000
  Net loss                                   --           --      --      --       920,000            --          --        920,000
                                             --           --      --      --            --    (3,297,941)         --     (3,297,941)
                                      ---------  -----------    ----     ---   -----------   -----------   ---------    -----------
Balance, December 31, 1998            4,503,143  $     4,504      --     $--   $ 9,942,225   $(8,806,552)  $      --   $ 1,140,177
                                      =========  ===========    ====     ===   ===========   ===========   =========    ===========

                 See Notes to Consolidated Financial Statements

                            5TH AVENUE CHANNEL CORP.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                           1998               1997
                                                                                       -----------        -----------
Cash Flows from Operating Activities:
   Net loss                                                                            $(3,297,941)       $(3,061,964)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                         605,652            532,113
     Amortization of discount on convertible subordinated debentures                       448,101                 --
     Write-off of prepaid consulting fees                                                       --            988,000
     Provision for asset impairment and equipment write-off                                431,632
     Inducement costs and interest accrued to debenture balance                                 --            266,000
     Warrants and stock  compensation and other expenses  incurred in connection
     with debt restructure                                                                      --            188,750
     Compensation in form of common stock and warrants issued to consultants                86,626            128,000
     Write-off of deposit                                                                       --            120,142
     Change in operating assets and liabilities:
     (Increase) decrease in accounts receivable                                              4,710            (34,080)
     (Increase) decrease in prepaid expenses and other current assets                      (83,868)            23,791
     Increase in accrued payroll, President/Chairman of the Board                          180,000                 --
     Increase in accounts payable and accrued liabilities                                  301,421            443,569
                                                                                       -----------        -----------
         Net cash used in operating activities                                          (1,323,667)          (405,679)
                                                                                       -----------        -----------
Cash Flows from Investing Activities:
   Purchase of property and equipment                                                     (229,462)          (315,921)
   Increase in other assets                                                                (33,229)            (1,277)
   Decrease in restricted cash                                                                  --            346,400
   Loans to related parties                                                                (28,191)                --
                                                                                       -----------        -----------
         Net cash provided by (used in) investing activities                              (290,882)            29,202
                                                                                       -----------        -----------
Cash Flows from Financing Activities:
   Net proceeds from convertible subordinated debentures                                 1,055,330                 --
   Proceeds from exercise of warrants                                                       50,000            450,000
   Proceeds from subscription receivable                                                        --            100,000
   Proceeds from sale of preferred stock                                                        --            100,000
   Proceeds from loans from stockholders                                                   935,394            255,979
   Payment of loans from stockholders                                                     (275,344)           (75,500)
   Payment of notes payable                                                                     --           (361,000)
   Payment of long-term debt                                                                (7,829)            (6,413)
                                                                                       -----------        -----------
        Net cash provided by financing activities                                        1,757,551            463,066
                                                                                       -----------        -----------
Net Increase in Cash and Cash Equivalents                                                  143,002             86,589

Cash and Cash Equivalents, Beginning                                                       113,207             26,618
                                                                                       -----------        -----------
Cash and Cash Equivalents, End                                                         $   256,209        $   113,207
                                                                                       ===========        ===========

                 See Notes to Consolidated Financial Statements

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND CAPITALIZATION

         The Company was organized as a Florida corporation on May 7, 1993 under the name Tele Consulting Corp. The Company changed its name to Tel-Com Wireless Cable TV Corporation on February 14, 1994. On March 8, 1999, the Company's Articles of Incorporation were amended to change the Company's name to 5th Avenue Channel Corp. and to increase the authorized number of shares of $0.001 par value common stock from 10,000,000 to 50,000,000 shares. All references to the name of the Company and the number of shares of common stock in the accompanying financial statements have been retroactively restated.

         The Company is authorized to issue up to 5,000,000 shares of "blank check" preferred stock and to permit the Board of Directors, without shareholder approval, to establish such preferred stock in one or more series and to fix the rights, preferences, privileges and restriction thereof, including dividend rights, conversion rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series.

         During 1996, the Company designated 500 shares as Series A Convertible Preferred Stock. The stock is convertible at the option of the holder or automatically converted on the effective date of registration statement filed by the Company with the Securities and Exchange Commission (SEC). The conversion rate is the lesser of $3.25 or 65% of the average bid for the Company's common stock for the five trading days prior to the conversion. The holders of these shares are preferentially entitled to receive upon voluntary or involuntary liquidation $1,000 per share plus all declared and unpaid dividends. As of December 31, 1998, the Company had no Series A convertible preferred stock issued and outstanding.

        During 1997, the Company designated 1,500 shares as Series B Convertible Preferred Stock. The stock is convertible at the option of the holder at a rate of the lesser of $1.00 or 65% of the average bid for the Company's common stock for the five trading days prior to the conversion. The holders of these shares are preferentially entitled to receive upon voluntary or involuntary liquidation $1,000 per share plus all declared and unpaid dividends. As of December 31, 1998, the Company had no Series B convertible preferred stock issued and outstanding.

         BUSINESS

         Until the end of 1997, the Company's primary business was the operation of wireless cable television systems in Costa Rica and LaCrosse, Wisconsin. Wireless cable television is provided to subscribers by transmitting designated frequencies over the air to a small receiving antenna at each subscriber's location. The Company provides television and related cable services for multiple dwelling units, commercial locations and single family residences. The Company rebroadcasts 17 channels of cable programs to approximately 940 residential and commercial subscribers in a 25 mile radius of its tower in LaCrosse. In Costa Rica, the Company rebroadcasts various channels of cable programs and off-air channels to approximately 5,500 residential and commercial subscribers in a 100 mile radius of the 11,000 foot Mt. Irazu in the center of Costa Rica.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         BUSINESS (Continued)

         During the fourth quarter of 1998, the Company acquired The 5th Avenue Channel, Inc. (see Note 3). With this acquisition, the Company intends to move forward as a multi-media Internet company, combining electronic commerce with programming and other content on television and the Internet. Future Company revenues are projected to be primarily derived from the electronic sale of premium goods and services on the Internet, through retail outlets and on television.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of 5th Avenue Channel Corp. and its wholly-owned subsidiaries (the Company), after elimination of intercompany accounts and transactions.

         USE OF ESTIMATES

         The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the period. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term primarily consist of the allowance for impairment of certain licenses. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

         CASH AND CASH EQUIVALENTS

For financial presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

         CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

         CASH

         At various times during the year, the Company had deposits in financial institutions in excess of federally insured limits. At December 31,1998, the Company had deposits in excess of federally insured limits of approximately $175,000. The Company maintains its cash with high quality financial institutions which the Company believes limits these risks.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ACCOUNTS RECEIVABLE

          The Company conducts business and extends credit based on an evaluation of the customers' financial condition generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Expenditures for major betterments and additions are charged to the asset accounts, while replacement, maintenance and repairs which do not extend the lives of the respective assets are charged to expense currently. Gain or loss on disposition of assets are recognized currently. Depreciation expense is provided using the straight-line method for financial statement purposes and accelerated methods for federal income tax purposes over the estimated useful lives of the various assets, generally 5 to 10 years.

         LICENSES

         Costs incurred to acquire or develop wireless cable channel licenses are capitalized and amortized on a straight-line basis over their expected useful lives (life of the license and expected renewal period), generally 15 years. Amortization of the licenses begins upon the commencement of operations. The Company continually evaluates the carrying value of the licenses. Impairments are recognized when the expected future undiscounted operating cash flows to be derived from such intangible assets are less than their carrying values.

         ORGANIZATIONAL COSTS

         Organizational costs are stated at cost less accumulated amortization. Amortization expense is provided using the straight-line method over a five year period.

         GOODWILL

         Goodwill primarily relates to the acquisition of the minority stockholder interest of 5th Avenue Channel, Inc. and is amortized on a straight-line basis over a five year period. Amortization will commence on January 1, 1999. The Company will periodically evaluate whether changes have occurred that would require revision of the remaining estimated useful life of the assigned goodwill or render the goodwill not recoverable. If such circumstances arise, the Company would use an estimate of the undiscounted value of expected future operating cash flows to determine whether the goodwill is recoverable.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, loans receivable, accounts payable, accrued liabilities, debentures payable, loans and notes payable and long-term debt. The carrying amounts of such financial instruments, as reflected in the consolidated balance sheet, approximate their estimated fair value as of December 31, 1998. The estimated fair value is not necessarily indicative of the amounts the Company could realize in a current market exchange or of future earnings or cash flows.

         WEBSITE AND PRODUCT DEVELOPMENT COSTS

         Website and product development costs include expenses incurred by the Company to develop, enhance, manage, monitor and operate the Company's website, and are comprised primarily of compensation for product development staff and payments to outside contractors. Website and product development costs are expensed as incurred.

         STOCK-BASED COMPENSATION

         The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, Accounting for Stock-Based Compensation. APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

         NET LOSS PER COMMON SHARE

         The Company computes earnings (loss) per share in accordance with SFAS No. 128, "EARNINGS PER SHARE", which was adopted in 1997. This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year.

         The Company's potentially issuable shares of common stock pursuant to outstanding stock purchase options, performance shares related to the acquisition of 5th Avenue Channel, Inc., and warrants and convertible preferred stock and debentures are excluded from the Company's diluted computation as their effect would be anti-dilutive.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INCOME TAXES

         The Company accounts for income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, "ACCOUNTING FOR INCOME TAXES", which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         FOREIGN CURRENCY TRANSLATION

         Foreign currency denominated assets and liabilities of subsidiaries with local functional currencies are translated to United States dollars at year end exchange rates. The effects of translation were not material at December 31, 1998. Subsidiaries with a United States dollar functional currency remeasure monetary assets and liabilities at year end exchange rates and non-monetary assets and liabilities at historical exchange rates. The effects of remeasurement are included in income.

         Exchange gains and losses arising from transactions denominated in foreign currencies are translated at average exchange rates. The effects of these exchange adjustments are included in income and amounted to $700 and $7,049 in 1998 and 1997, respectively.

         SEGMENT INFORMATION

         The Company follows the provisions of SFAS No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION." This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

         ADVERTISING COSTS

         Advertising costs are expensed as incurred. Advertising costs incurred for 1998 and 1997 were not material.

         CERTAIN RISKS AND UNCERTAINTIES

         Operations in the United States are regulated by the U.S. Federal Communications Commission and may be subject to non-renewal, revocation or cancellation for violations of the Communications Act of 1934 that may occur.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         CERTAIN RISKS AND UNCERTAINTIES (CONTINUED)

         In connection with the Company's Costa Rican operations (see Note 5), its operations are regulated mainly by the Radio and Television Law - Ley de Radio y Television, No. 1758 of June 19, 1954, as amended, and the Regulation of Wireless Stations Regulamenta de Estaciones Inalimbrieds, No. 63 of December 11, 1956 and the Broadcasting Rule of Atlantic City and the International Agreements Regarding Broadcasting executed in Washington, D.C. in 1949.

         The pay television industry is highly competitive. Wireless cable television systems face or may face competition from several sources, including traditional and established hard-wire cable companies.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "REPORTING COMPREHENSIVE INCOME" and No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION." SFAS No. 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both SFAS No. 130 and SFAS No. 131 are effective for periods beginning after December 15,1997. The Company adopted these new accounting standards in 1998, and their adoption had no effect on the Company's financial statements and disclosures.

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

         Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard on January 1, 2001 to affect its financial statements.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  LIQUIDITY AND PROFITABILITY CONSIDERATIONS

         During 1997, 1998, and continuing in early 1999, the Company experienced, and continues to experience, certain cash flow problems and has, from time to time, experienced difficulties meeting its obligations as they become due. In addition, the Company has negotiated several settlement agreements with its creditors to settle its outstanding obligations through the issuance of stock. As reflected in the consolidated financial statements, the Company has incurred net losses of approximately $3,298,000 in 1998 and $3,062,000 in 1997, and as of December 31, 1998, the Company's consolidated financial position reflects a working capital deficiency of approximately $2,000,000.

         Management's plans with regard to these matters encompass the following actions:

         LIQUIDITY

         1.       FINANCING BY MAJOR STOCKHOLDER

                  The major stockholder has provided the Company a commitment that, in the event and to the extent that the Company is unable to obtain at least $2,000,000 in debt or equity financing from third party sources (see below) during the twelve month period ending April 30, 2000 and the Company experiences a cash shortfall during this period, the major stockholder is to advance funds to the Company, on a debt or equity basis or a combination thereof, as agreed to by the Board of Directors, in an amount equal to the difference between $2,000,000 and such third party funding.

         2.       FINANCING FROM THIRD PARTY SOURCES

                  Management is currently involved in various discussions with other third party sources, seeking to raise debt or equity financing. Management anticipates that these discussions should ultimately result in financing to meet the Company's needs, together with the financing commitment provided by the major stockholder (see above).

         3.       CONVERSION OF OUTSTANDING WARRANTS

                  As more fully described in Note 15, the Company presently has outstanding warrants to purchase an aggregate of 2,475,000 shares of common stock as follows:

                 Publicly traded common stock purchase warrants....... 1,610,000
                 Private placement warrants...........................   625,000
                 Underwriter stock warrants...........................   240,000
                                                                       ---------
                                                                       2,475,000
                                                                       =========

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2.  LIQUIDITY AND PROFITABILITY CONSIDERATIONS (CONTINUED)

         LIQUIDITY (Continued)

         3.       CONVERSION OF OUTSTANDING WARRANTS (Continued)

                  These warrants provide for an exercise price of $5.75 per share and expire from August 1999 to May 2000. However, the warrants are redeemable and may be called by the Company prior to the expiration dates if the common stock trades above $6.90 for a period of 20 consecutive trading days and the underlying shares are registered. The Company expects to complete the filing of a registration statement regarding such underlying shares no later than the third quarter of 1999. If the Company were then to call the warrants at their stipulated redemption price and, as a result, all of the warrants were exercised, the gross proceeds to the Company would amount to approximately $14,000,000.

         PROFITABILITY

         1.       BUSINESS PLAN

                  The Company has formulated, and is in the process of implementing, a business plan intended to define the Company's strategy for the return of the Company to profitability, which plan includes the following:

               o Expansion of the retail, television and other sales of products and services of IBC, and the maximization of the contractual relationships developed and to be developed by IBC (see Note 23);

               o Increase in Internet commerce, with e-commerce sales to both consumers as well as other Internet sites which market to consumers;

               o Development of a secure gift and buying certificate program for the Company's Internet customers, including business-to-business customers;

               o Launch of the 5th Avenue Television Channel, including co-branded programming with Zacks Investment Research and Nightingale-Conant, among other participants.

2.       IMPROVEMENT IN OPERATIONAL COSTS

                  Management is continuing in its efforts to improve controls over operating costs, enhance controls of overhead expenses and improve profit margins.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3.  ACQUISITION OF THE 5TH AVENUE CHANNEL, INC.

         SHARE EXCHANGE AGREEMENT

         In the Share Exchange Agreement dated February 28, 1999 effective December 10, 1998, the Company completed the acquisition of The 5th Avenue Channel, Inc. (5th Avenue Channel). Under the agreement, the Company exchanged 335,000 shares of the Company's stock in exchange for 100% of the outstanding common stock of 5th Avenue Channel and agreed to issue up to 665,000 additional "performance shares" of the Company's common stock. 332,500 shares will be earned when 5th Avenue Channel achieves or exceeds $10,000,000 in revenue in any calendar quarter and another 332,500 shares can be earned if 5th Avenue Channel achieves or exceeds $25,000,000 of gross sales or $1,000,000 of net income in any one calendar quarter. In a March 17, 1999 amendment to the agreement, if 5th Avenue Channel achieves $25,000,000 of sales or $1,000,000 in net income in any calendar quarter, all 665,000 of the performance shares will be earned.

         The controlling stockholder of the Company owned 65% of 5th Avenue Channel common stock and, accordingly, that portion of the acquisition has been accounted in a manner similar to the pooling of interests method, at the majority stockholder's historical cost, which was insignificant. The portion of the acquisition acquired from minority stockholders was recorded at estimated fair value of the common stock issued. When and if the performance shares are earned, they will be recorded at estimated fair value.

         5th Avenue Channel's primary asset is its Internet concept, which is primarily an intangible asset. The Company allocated the purchase price to this asset, which will be amortized over a five year period commencing January 1, 1999.

         5th Avenue Channel commenced limited operations in December 1998. $696,762 of website and product development costs were included in the Company's consolidated statements for 5th Avenue Channel in 1998 and $57,453 included in other operating expenses in 1997. There were no significant revenues generated in 1998 or 1997 by 5th Avenue Channel. Accordingly, substantially all of 5th Avenue Channel's operating results have been included in the Company's consolidated financial statements for 1998.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3.  ACQUISITION OF 5TH AVENUE CHANNEL, INC. (CONTINUED)

         CONSULTING AGREEMENT

         As an integral part of the acquisition of 5th Avenue Channel, the Company entered into a consulting agreement with Ivana Trump for "on air" marketing and other promotional services. Ms. Trump is Chairman of one of the Company's subsidiaries and was a minority stockholder of 5th Avenue Channel prior to its acquisition. Ms. Trump will receive $10,000 per month and additional remuneration based upon appearances. In addition, she received options to purchase up to 700,000 shares at various exercise prices ranging from $5 to $15 per share. The options expire in December 2001. The agreement has an initial term expiring on December 31, 2001 and is renewable for successive additional one-year terms unless either party provides specified written notice of non-renewal.

NOTE 4.  PROPERTY AND EQUIPMENT

                                                 ESTIMATED USEFUL
                                                  LIVES (YEARS)

    Leasehold improvements                             7-10        $     24,439
    Furniture, fixtures and office equipment            7               118,399
    TV signal equipment                                5-10           1,772,794
    Vehicles                                            5               133,372
                                                                   ------------
                                                                      2,049,004
    Less accumulated depreciation                                       725,600
                                                                   ------------
                                                                     $1,323,404
                                                                   ============

         Depreciation expense was $286,488 and $219,094 for 1998 and 1997, respectively. In 1998, the Company wrote off approximately $82,000 of converter boxes which were no longer operational.

NOTE 5.  LICENSES

    LOCATION OF LICENSE

    United States:
        LaCrosse, Wisconsin                                       $   371,493
        Stevens Point and Wausau, Wisconsin, net
         of $350,000 allowance for impairment                         839,361
                                                                  -----------
                                                                    1,210,854
    Costa Rica:
        San Jose, Costa Rica                                        4,174,000
                                                                  -----------
                                                                    5,384,854
    Less accumulated amortization                                     733,793
                                                                  -----------
                                                                   $4,651,061
                                                                  ===========

         Amortization expense was $319,697 and $312,219 for 1998 and 1997, respectively.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5.  LICENSES (CONTINUED)

         UNITED STATES LICENSES

         During 1993, the Company entered into agreements for the lease and purchase of certain channel licenses and for the lease and purchase of transmitting equipment and tower site usage in LaCrosse, Wisconsin. Pursuant to the agreements, the Company incurred $371,493 of costs related to the channel licenses.

         On March 28, 1996, the Federal Communications Commission (FCC) completed its auction of authorizations to provide single channel and Multi-Channel Multi-Point Distribution Service (MDS) in 493 Basic Trading Areas. The Company won bids in three markets: Hickory-Lenoir-Morganton, NC; Wausau-Rhinelander, WI; and Stevens Point-Marchfield-Wisconsin Rapids, WI. The Company's total bid for these three markets was $3,046,212. The Company made the full 10% down payment of $304,622 for all three markets but only made the second 10% down payment of $118,946 on the two Wisconsin markets.

         On July 24, 1998, the Company received written notification from the FCC that the two Wisconsin licenses had been conditionally granted, subject to the making of required installment payments, effective as of July 25, 1997. In connection therewith, the Company elected to participate in the installment payment plan, and two installment payment plan notes were entered into in the total amount of $951,479. The terms of these notes provide for the payment of interest only at 9.125%, aggregating $115,260, through October 31, 1998, and thereafter $21,702 on a quarterly basis until July 31, 1999; commencing on October 31, 1999, quarterly payments of principal and interest, aggregating $42,211, are required through the maturity date of July 25, 2007. The Company has granted the FCC a first lien on and security interest in all of the rights and interest in the two Wisconsin licenses and all proceeds of any sale or other disposition thereof.

         The Company has accrued, but has not paid, the required interest payment of $115,260 which was due on October 31, 1998 or the payment of $21,702 which was due on January 31, 1999. The Company intends to contest the retroactive interest for the period from July 25, 1997 until receipt of notification of the grant; however, the Company intends to offer to make the installment payment of $115,260 by April 29, 1999, the date the Company has been advised is the final date to make the two Wisconsin license payments without being considered in default, provided such payments will be applied to these Wisconsin licenses and not held to make good the Hickory default (see below).

         Future required principal payments are as follows:

         Year ending December 31:

         1999                                         $  20,331
         2000                                            86,586
         2001                                            94,999
         2002                                           103,969
         2003                                           113,786
         Thereafter                                     531,808
                                                      ---------
                                                        951,479
                                                      =========

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5.  LICENSES (CONTINUED)

         UNITED STATES LICENSES (Continued)

         In 1998, the Company recorded a $350,000 impairment allowance relating to the Stevens Point and Wausau, Wisconsin licenses. The Company believes the value of these licenses declined by the estimated allowance recorded. At December 31, 1998, these licenses have not been placed in service.

         On September 1, 1996, the unpaid license fee payable of $1,671,175 for the Hickory, NC license was defaulted. According to Section 21.959 in the FCC MDA Audit Information Package, a maximum default payment of 3% of the defaulting bidder's bid amount was due to the FCC. This amount, $65,544, was charged to operations in 1996. The remaining $120,142 of the deposit submitted to the FCC for Hickory, NC was charged to operations in the fourth quarter of 1997.

         The Company will be liable to the FCC for the difference between the Company's winning bid and a lower winning bid received by the FCC in a subsequent reauction of this license. The FCC has not yet announced plans to reauction the Hickory, NC license and no liability is recorded for the potential shortfall of a reauction.

         COSTA RICA LICENSES

          In February 1996, the Company acquired three companies holding a total of 18 frequency licenses for broadcast of pay television (i.e., "wireless cable") services in Costa Rica together with related equipment and contracts with subscribers. These companies were acquired from the person who, as the result of the loan restructure described in Note 7, subsequently came to be the present major stockholder of the Company.

          In the first acquisition, the Company acquired 100% of Televisora Canal Diecineuve, S.A. ("Canal 19"), for $1 million cash and $2 million due one year later with interest at 3.6% per annum. The $2 million note payable was secured by the stock of Canal 19 and of Grupo Masteri, discussed below.

          In the second acquisition, the Company acquired all of the common stock of Grupo Masteri, S.A. ("Grupo") for 121,212 restricted shares of the Company's common stock valued at $8.25 per share.

          The third acquisition was of TelePlus, S.A. ("TelePlus"). As consideration for the purchase of TelePlus, the Company agreed to pay the Seller $50 times the increase in subscribers for the one year period after TelePlus had six pay television channels broadcasting to the public. In October 1996, TelePlus began broadcasting six pay television channels to 760 subscribers. Over the next year, TelePlus added 3,480 subscribers. As a result, $174,000 was added to licenses and notes payable to stockholders.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5.  LICENSES (CONTINUED)

         COSTA RICA LICENSES (Continued)

         The entire $4,174,000 purchase price of the three Costa Rican companies was allocated to the 18 licenses since the value of the other assets acquired was considered minimal.

NOTE 6.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

       Accounts payable                                             $166,866
       Accrued interest, including
         approximately $80,000 to related parties                    236,177
       Sales taxes payable                                            53,888
       Other accrued liabilities                                     318,486
                                                                    --------
                                                                    $775,417
                                                                    ========

NOTE 7.  LOAN RESTRUCTURE

         In February 1997, the Company entered into an agreement to restructure the $2 million note incurred as part of the acquisition of Canal 19 (Note 5). The restructure agreement required the Company to pay $625,000 of the principal balance of the note on or before March 7, 1997. The remaining $1,375,000 principal balance, plus accrued interest thereon, was due on or before February 23, 1998. However, with an additional payment of $100,000, the Company could extend the maturity date for an additional six months.

         The Company paid $50,000 of the $100,000 on February 24, 1997. The Company failed to pay the $625,000 by March 7, 1997 and the $50,000 was retained by the seller as a penalty. In April 1997, the Seller declared the note to be in default.

         On May 19, 1997, the Company entered into an agreement with the Seller restructuring the $2 million note issued in the acquisition of Canal 19 into a convertible debenture maturing in 12 months and bearing interest at 12% per annum. The principal amount of the debenture was increased by $100,000 for expenses owed or reimbursable to Seller at the issue date of the debenture.

         As consideration for this debt restructuring, the Company agreed to issue to the Seller (i) 180,000 shares of the Company's common stock with piggy back registration rights; (ii) a warrant to purchase 500,000 shares at $1.00 per share; and (iii) a warrant to purchase 500,000 shares at $5.00 per share. Under the agreement, the Seller became the President and Chairman of the Board and received the right to nominate two members to the Company's Board of Directors until such time as the President exercised the conversion rights under the debenture. A value of $78,750 was assigned to the aforementioned stock and $10,000 to the warrants issued.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 7.  LOAN RESTRUCTURE (CONTINUED)

         The debenture is convertible by the Seller into the Company's common stock at any time after the issue date prior to payment of the debenture on at least 30 days advance notice. The conversion price was equal to the lesser of
(1) $.50 per share of common stock or (2) the average of the closing "bid" for the Company's common stock as reported on NASDAQ for the five trading days immediately prior to the conversion date. At either the President's or the Company's option, $1 million of this amount could have been extended for an additional period of 12 months with interest at 15% per annum.

         No interest was paid on the debenture and the $153,033 of interest accrued from May 19, 1997 to December 31,1997 was added to the debenture balance.

         In November 1997, the President notified the Company of his intention to convert the debenture into common stock. As inducement for the early conversion and for the President/Chairman of the Board foregoing all interest on the debenture after December 31, 1997, an additional $109,967 was added to the debenture principal balance in 1997.

         The resulting $2,366,000 debenture balance was to be converted into 4,732,000 restricted shares of common stock as soon as the Company's articles of incorporation were amended to increase the number of authorized shares. On March 8, 1999, the Company's Articles of Incorporation were amended to increase the number of shares authorized from 10,000,000 to 50,000,000. In January 1999, 2,366,000 shares were issued pursuant to conversion of one-half of the debenture and in March 1999, the remaining 2,366,000 shares were issued in the conversion of the remaining one-half of the debenture. See Note 21 regarding pro forma presentation of the issuance of the shares of common stock.

         The $238,750 total cost of extending and restructuring the debt and the $109,967 early conversion inducement were recorded as interest expense in 1997.

NOTE 8.  LOANS RECEIVABLE, RELATED PARTIES

         At December 31, 1998, the Company had a loan receivable of approximately $28,000 due from a director. The loan was settled in early 1999 in exchange of services performed by the director in 1999. Imputed interest on the loan for 1998 was not material.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9.  LOANS AND NOTES PAYABLE, RELATED PARTIES

         Loans payable to the President/Chairman of the Board, interest at 18%,
         no specified maturity date.                                                   $ 79,079

         Loan payable to former CEO and director, interest at 10%, no specified
         maturity date.                                                                  18,450

         Loan payable to current director, interest at 10%, no specified
         maturity date.                                                                  25,000

         Note payable to the President/Chairman of the Board, bearing interest
         at 8%, due November 16, 1999.                                                  550,000

         Note payable to the President/Chairman of the Board, bearing interest
         at 10%, due July 3, 1999.                                                      300,000
                                                                                       --------
                                                                                       $972,529
                                                                                       ========

         Interest expense on the related party loans and notes payable amounted to approximately $63,000 and $538,000 during 1998 and 1997, respectively, and accrued interest amounted to approximately $80,000 (approximately $70,000 due to the President) at December 31, 1998.

NOTE 10. OTHER LONG-TERM DEBT

         Other long-term debt consists of two loans, principal and interest at 9.70% and 9.25%, payable monthly through August 2000, collateralized by vehicles. Future required principal payments under these loans are $6,509 for 1999 and $1,960 for 2000.

NOTE 11. COMMITMENTS

         LEASE COMMITMENTS

         The Company leases its offices, certain operating facilities and equipment under several operating leases with terms expiring through 2003.

         Future minimum lease payments under these operating leases are approximately as follows:

        1999                                         $ 93,000
        2000                                           86,000
        2001                                           92,000
        2002                                           98,000
        2003                                           34,000
                                                     --------
        Total                                        $403,000
                                                     ========

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11. COMMITMENTS (CONTINUED)

         LEASE COMMITMENTS (Continued)

         The Company also rents office space in Costa Rica from the President/Chairman of the Board. There is no formal agreement regarding the rental of the Cost Rica property and, accordingly, these arrangements are on a month-to-month basis.

         Rent expense was approximately $118,000 and $84,000 for 1998 and 1997, respectively. The rent paid by the Company to the President/Chairman of the Board for the Costa Rica property lease was approximately $20,000 for 1998.

The Company has also entered into lease agreements for ITFS excess capacity for four channels with each of the Shekinah Network and the Morningstar Educational Network for use in the LaCrosse System. In October 1997, the FCC granted Shekinah Network and Morningstar such licenses. The terms of such leases expire 10 years from the license grant date and provide for the negotiation of new lease agreements upon the expiration of the initial 10-year terms. The Company is required to pay a monthly subscriber royalty fee based on the number of subscribers.

         JOINT MARKETING AGREEMENT

         The Company entered into a joint marketing agreement with a company to fulfill certain sales to customers for select merchandise. The Company will advance certain costs to the fulfillment company and share portions of the earned gross margin on each item on a scheduled basis. The higher the gross margin, the greater percentage of gross margin earned by the Company.

NOTE 12. PREFERRED STOCK

         On November 25, 1996, the Company accepted a Subscription Agreement from Amber Capital Corporation and Investor Resource Services, Inc. (the "Buyers") for a total of 500 shares of its Series A Convertible Preferred Stock at a price of $1,000 per share (the "Preferred Shares"), for a total subscription price of $500,000. The Buyers delivered $100,000 and promissory notes for $400,000, at closing. The Buyers paid an additional $100,000 against the Notes on January 8, 1997. The $300,000 remaining balance on the Notes, which was due on January 31, 1997, was not paid, and the Company and the Buyers agreed to terminate the balance of the Subscription Agreements, cancel the Notes and revert 300 shares of the preferred stock back to the Company.

         On March 14, 1997, Aurora Capital purchased 100 shares of the Company's Series B Convertible Preferred Stock for $100,000. The 300 aggregate shares of Series A and Series B Convertible Preferred Stock were converted into 1,183,431 shares of common stock on September 16, 1997. During 1997, the Company recorded a preferred stock dividend of $161,800 which represented the discounted portion of the conversion rate into common stock determined at the time of issuance.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 13. CONVERTIBLE SUBORDINATED DEBENTURES

         In April 1998, the Company completed a private offering of 12% Convertible Subordinated Debentures (the "May Debentures") due on October 31, 1999. Interest is payable monthly. The May Debentures are convertible into shares of common stock at $2 per share. Debenture holders have the option to convert up to 50% of the principal amount of the Debentures in the event that the Company has not exercised its redemption rights at any time prior to February 28, 1999. If the Company does not offer to redeem the debentures by that date, Debenture holders have the right to convert the remaining 50% of the principal amount after July 31, 1999.

         The Company received net proceeds of $555,330 ($595,000 less issuance costs of $39,670). At the time of issuance of the debentures, the market price of the Company's common stock was higher than the conversion rate, resulting in a beneficial conversion feature which was limited to the amount of the proceeds received ($595,000). This amount was treated as deferred interest expense and recorded as a reduction of the convertible debenture liability with a corresponding credit to additional paid-in capital. 50% of this amount is being amortized into interest expense from the issuance dates through February 28,1999 (the first conversion date) and the remaining 50% is being amortized to interest expense from the issuance dates through July 31, 1999 (the second conversion date). A total of $390,652 was amortized as interest expense during 1998. The unamortized discount has been presented as a reduction of the convertible subordinated debenture balance.

         In November 1998, the Company completed a private offering of a 12% Convertible Subordinated Debenture (the "November Debenture") due on April 30, 2000. Interest is payable quarterly from January 30, 1999, to April 30, 2000. The November Debenture is convertible into shares of common stock at $2.50 per share. The Debenture holder has the option to convert up to 50% of the principal amount of the Debenture in the event that the Company has not exercised its redemption rights at any time prior to July 30, 1999. If the Company does not offer to redeem the debentures by that date, the Debenture holder has the right to convert the remaining 50% of the principal amount after December 31, 1999.

         The Company received net proceeds of $500,000 in connection with the November Debenture. At the time of issuance of the debenture, the market price of the Company's common stock was higher than the conversion rate, resulting in a beneficial conversion feature of $325,000. This amount was treated as deferred interest expense and recorded as a reduction of the convertible debenture liability with a corresponding credit to additional paid-in capital. 50% of this amount is being amortized into interest expense from the issuance date through July 30, 1999 (the first conversion date) and the remaining 50% is being amortized to interest expense from the issuance date through December 31, 1999 (the second conversion date). A total of $57,449 was amortized as interest expense during 1998. The unamortized discount has been presented as a reduction of the convertible subordinated debenture balance.

        MAY DEBENTURES
        Unpaid principal balance                        $ 595,000
        Less unamortized discount                        (204,348)
                                                        ----------
        Convertible debenture, net                        390,652
                                                        ==========

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 13. CONVERTIBLE SUBORDINATED DEBENTURES (CONTINUED)

        NOVEMBER DEBENTURE
        Unpaid principal balance                          500,000
        Less unamortized discount                        (267,551)
        Convertible debenture, net                        232,449
                                                        ----------
        Total                                           $ 623,101
                                                        ==========

NOTE 14. COMMON STOCK

         COMMON STOCK FOR SERVICES

         During 1998, the Company issued a total of 26,000 shares of common stock for services rendered in 1998 on behalf of 5th Avenue Channel and issued 7,500 shares in payment of legal services included in accounts payable at December 31, 1997. The issuance of the 33,500 shares was recorded at the closing price on the day preceding the issuance of the shares totaling $126,939.

         CONVERSION OF DEBT INTO COMMON STOCK

         During 1998, the holder of a note payable converted the note into common stock. The note, amounting to $50,000, plus accrued interest, was converted into 75,000 shares.

NOTE 15. STOCK WARRANTS, CONSULTING AGREEMENTS AND SHARES RESERVED

         PUBLICLY TRADED COMMON STOCK PURCHASE WARRANTS

         In connection with its initial public offering on May 10, 1995, the Company sold 1,610,000 redeemable common stock purchase warrants at a price of $.25 per warrant. Each warrant entitled the holder to purchase, at any time from the date of the offering through the fifth anniversary date (May 10, 2000), one share of common stock at a price of $5.75 per share. The warrants are redeemable at a price of $.25 per warrant under certain circumstances.

         PRIVATE PLACEMENT WARRANTS

         In August 1994 and December 1, 1994, the Company issued an aggregate of 625,000 common stock warrants as part of the sale of units of its securities. Such warrants may be exercised within five years from the date of their issuance at an exercise price of $5.75 per share. The warrants provide for adjustment in the number of shares underlying the warrants upon the occurrence of certain events, such as stock dividends, stock splits or other reclassifications of the Company's common stock, a consolidation or merger of the Company, or a liquidating distribution of the Company's common stock.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 15. STOCK WARRANTS, CONSULTING AGREEMENTS AND SHARES RESERVED
(Continued)

         UNDERWRITER STOCK WARRANTS

         In connection with the public offering , the Company sold Underwriter's stock warrants, at a price of $.001 per warrant. Warrants to purchase 100,000 shares of common stock and warrants to purchase an additional 140,000 warrants were sold. The underwriter's stock warrants are exercisable at a price of $7.50 per share, and the underwriter's warrants are exercisable at a price of $.375 per warrant through May 10, 2000. Each warrant underlying the underwriter's warrants is exercisable for one share of common stock at an exercise price of $5.75 per share.

         CONSULTING AGREEMENTS

         On December 23, 1996, the Company engaged four individuals (the "Consultants") to provide financial and public relations services to the Company. The Company issued a total of 200,000 shares of its common stock valued at $988,000 (fair value) to the Consultants as compensation for the services to be provided by the Consultants. No costs were expensed as of December 31, 1996 as no services had been performed under the agreements. The $988,000 was charged to operating expenses in 1997.

         In July 1997, the Company entered into a two year consulting agreement with an investment banking firm (the "Consultant'). Pursuant thereto, the Company granted the Consultant 500,000 one year warrants exercisable at $1.00 per share, 200,000 one year warrants exercisable at $2.50 per share and 100,000 three year warrants exercisable at $2.50 per share.

         A value of $128,000 was assigned to the warrants and was charged to operating expenses in the second half of 1997. In October 1997, assignees of the Consultant exercised 450,000 of the one year warrants at $1 per share and the Company received $450,000. In July 1998, the exercise date for the remaining 50,000 one year warrants was extended and, in September 1998, the assignee of these 50,000 warrants exercised the warrants at $1.00 per share, for proceeds of $50,000. See Note 7 for warrants issued to the President/Chairman of the Board in the restructuring of the $2,000,000 debt.

         SHARES RESERVED

         As of December 31, 1998, the Company has reserved a total of 10,777,500 shares of common stock for future issuances pursuant to stock warrant, stock option and convertible debt agreements, including the 4,732,000 shares issued in 1999 for conversion of the convertible debenture (see Note 7), and performance shares. This total includes 177,000 shares reserved under the stock option plan for options that have not been granted at December 31, 1998.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 16. STOCK OPTION PLAN

         In January 1995, the Company adopted a stock option plan (the "SOP"), pursuant to which officers, directors, key employees and consultants of the Company are eligible to receive incentive and/or non-qualified stock options. The SOP covers 200,000 shares of the Company's common stock, $.001 par value. The SOP is administered by the Board of Directors and will expire in 2005. Incentive stock options granted under the SOP are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the common stock on the date of grant, except that the terms of an incentive stock option granted under the SOP to a stockholder owning more than 10% of the outstanding common stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.

         The Company has also issued stock options to certain consultants and non-employee celebrities. The Company has issued 995,000 stock options to the above consultants. The options are at various exercise prices from $2 to $15 and expire over three to five year periods.

         The Company applies APB Opinion 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" and related interpretations in accounting for options issued to employees and consultants. Compensation cost for stock options is measured as the market price of the Company's common stock at the date of grant, or agreement in principle to grant the option, if earlier, over the amount the recipient must pay to acquire the common stock. Compensation expense of $100,000 was recognized in 1998.

         Statement of Financial Accounting Standards No. 123 (SFAS 123), "ACCOUNTING FOR STOCK-BASED COMPENSATION", requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's employee stock options has been determined in accordance with the fair value based method prescribed in SFAS 123.

         The Company estimates the fair value of each stock option at the grant date by using the Black-Sholes option-pricing model with the following weighted-average assumptions used for grants in 1998 (no options were granted in 1997); no dividend yield; an expected life of three to five years; 130% expected volatility, and 5.07% risk free interest rate.

         The option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, valuation models require the input of highly subjective assumptions including the expected price volatility. Since the Company's stock options have characteristics significantly different from those of traded options, and since variations in the subjective input assumptions can materially affect the fair value estimate, the actual results can vary significantly from estimated results.

         Under the accounting provisions of SFAS 123, the Company's net loss and loss per share would have been reduced to the pro forma amounts indicated below:

                                               1998                 1997
                                          -------------        -------------
Net loss:
  As reported (Note 18)                   $  (3,297,941)       $  (3,223,764)
  Pro forma                                  (4,781,915)          (3,223,764)
Loss per share - basic and diluted:
  As reported                             $       (0.81)       $       (1.17)
  Pro forma                                       (1.18)               (1.17)

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 16. STOCK OPTION PLAN (CONTINUED)

         A summary of the status of options under this plan and additional options, granted outside of the plan as of December 31, 1998 and 1997 and changes during the year ended on that date are presented below:

                                                                     1998                        1997
                                                           ------------------------    -----------------------
                                                                           WEIGHTED                   WEIGHTED
                                                                            AVERAGE                    AVERAGE
                                                                           EXERCISE                   EXERCISE
                                                             SHARES          PRICE       SHARES        PRICE
                                                           ---------       --------    ---------      --------
Balance at beginning of year                                  23,000       $   7.64       77,000      $   7.37
Options granted                                              995,000           7.14           --         --
Options exercised                                                 --          --              --         --
Options expired                                                   --          --         (54,000)         7.04
                                                           ---------       --------    ---------      --------
Balance at end of year                                     1,018,000       $   7.15       23,000      $   7.64
                                                           =========       ========    =========      ========

Options granted during the year at exercise prices
which exceed market price of stock at date of grant:
Weighted average exercise price                              935,000       $   7.45           --            --
Weighted average fair value                                  935,000           4.17           --            --
Options  granted during the year at exercise  prices
which equal market price of stock at date of grant:
Weighted average exercise price                               60,000           2.25           --            --
Weighted average fair value                                   60,000           3.78           --            --


         Note: No options were granted during 1997.

         The following table summarizes information about options under the plan and those issued outside of the plan which are outstanding at December 31, 1998:

                      OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                    -----------------------                  -------------------------
                      NUMBER        WEIGHTED                  NUMBER
                   OUTSTANDING      AVERAGE      WEIGHTED   EXERCISABLE       WEIGHTED
  RANGE OF              AT         REMAINING      AVERAGE       AT            AVERAGE
  EXERCISE         DECEMBER 31,   CONTRACTUAL    EXERCISE   DECEMBER 31,      EXERCISE
   PRICES              1998           LIFE        PRICE         1998           PRICE
-------------       ---------       -------     ---------    ---------       ---------
$2.00 - $2.25         295,000           4.3     $    2.05      295,000       $    2.05
5.00 - 5.85           209,000           3.0          5.03      209,000            5.03
8.00 - 8.25           205,000           2.9          8.01      205,000            8.01
9.25 - 9.35             9,000           8.0          9.32        9,000            9.32
12.00                 200,000           3.0         12.00      200,000           12.00
15.00                 100,000           3.0         15.00      100,000           15.00
                    ---------                                ---------
                    1,018,000           4.0     $    7.15    1,018,000       $    7.15
                    =========       =======     =========    =========       =========


                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 17. INCOME TAXES

         No credit for income taxes has been reflected in the accompanying financial statements for 1998 and 1997 because of the significant uncertainty that exists regarding the realization of such income tax credits (see below).

         As of December 31, 1998, the Company had several temporary differences primarily related to accrued compensation and interest between financial reporting and income tax reporting. The components of the deferred tax asset as of December 31, 1998 were approximately as follows:

        Deferred income tax assets:
        Net operating loss carryforwards                         $   3,044,000
        Cost associated with conversion of debt                        175,000
        Other                                                          195,000
                                                                 --------------
        Gross deferred tax asset                                     3,414,000
        Valuation allowance                                         (3,414,000)
                                                                 --------------
                                                                 $           -
                                                                 ==============

         As of December 31, 1998, the Company estimates that it has net operating loss carryforwards of approximately $7,800,000 which expire in various years through 2018; however, the utilization of the benefits of such carryforwards may be limited, as more fully discussed below. Sufficient uncertainty exists regarding the realization of these operating loss carryforwards, and, accordingly, a valuation allowance of $3,414,000, which related to the net operating losses, and other temporary differences, has been established.

         The Company is delinquent in the filing of various federal, state and local income and other tax returns. The ultimate determination of the Company's taxable income, including the amount and expiration dates of net operating loss carryforwards, is subject to, among other things, certain restrictions as a result of the late filing of the various tax returns. The Company may also be subject to possible review and examination of such tax returns by the appropriate taxing authorities. Additional income taxes, including penalties for non-compliance and interest, if any, that may be assessed will be charged to operations when determined.

         In accordance with certain provisions of the Tax Reform Act of 1986, a change in ownership of greater than 50% of a corporation within a three year period will place an annual limitation on the corporation's ability to utilize its existing tax benefit carryforwards. Under such circumstances, the potential benefits from utilization of the tax loss carryforwards as of that date may be substantially limited or reduced on an annual basis. To the extent that net operating loss carryforwards, when realized, relate to stock option deductions, the resulting benefits will be credited to stockholders' equity.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 18. LOSS PER SHARE

         The following table sets forth the computation of basic and diluted loss per share for the years ended December 31, 1998 and 1997:

                                                                         1998               1997
                                                                     -----------        -----------
         Numerator for basic and diluted  earnings (loss) per        $(3,297,941)       $(3,061,964)
         share - net loss

         Preferred stock dividends                                            --            161,800
                                                                     -----------        -----------
         Net loss available to common stockholders                   $(3,297,941)       $(3,223,764)
                                                                     ===========        ===========
         Denominator for basic and diluted earnings (loss) per
         share weighted average shares                                 4,080,242          2,758,112
                                                                     ===========        ===========
         Basic and diluted loss per share                            $     (0.81)       $     (1.17)
                                                                     ===========        ===========

         All convertible instruments, which are convertible into shares of common stock, were excluded in the computation of diluted loss per share because their effect would be anti-dilutive.

NOTE 19. SUPPLEMENTAL CASH FLOW INFORMATION

         Certain supplemental disclosure of cash flow information and non-cash investing and financing activities for the years ended December 31, 1998 and 1997 is as follows:

                                                                   1998           1997
                                                                 --------       --------
        Cash paid during the year for:
          Interest                                               $ 73,774       $ 69,344
        Non-cash investing and financing activities:
          Cancellation of subscription receivable                      --        300,000
          Additional debt incurred for Costa Rica licenses             --        174,000
          Preferred stock dividends                                    --        161,800
          Common stock issued for acquisition                     615,000             --
          Common stock issued in settlement of debt                99,636             --


NOTE 20. SEGMENT INFORMATION

         OPERATING SEGMENTS, GEOGRAPHIC AND CUSTOMER INFORMATION

         During 1998 and 1997, the Company operated in a single industry segment. The operations of the Company's subsidiaries consist of wireless cable television systems.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 20. SEGMENT INFORMATION (CONTINUED)

         OPERATING SEGMENTS, GEOGRAPHIC AND CUSTOMER INFORMATION (Continued)

         The Company uses operating income before depreciation, amortization of licenses and interest to manage its geographic business units. Cost of developing new businesses is included in corporate until the new business units generate sufficient revenue to be stand alone operations. Only licenses in use in Wisconsin are included in Wisconsin assets. The costs of undeveloped licenses at Stevens Point and Wausau, Wisconsin are included in corporate assets.

         Information regarding the Company's geographic business units follows:


         DECEMBER 31, 1998 AND THE YEAR THEN ENDED:             CORPORATE    COSTA RICA     WISCONSIN         TOTAL
                                                                -----------------------------------------------------
                                                                                  (IN THOUSANDS)
         Revenue                                                $    --        $ 1,093        $   360        $ 1,453
                                                                =======        =======        =======        =======
         Operating income (loss) before
           Depreciation and amortization                         (2,120)           149             12         (1,959)
         Depreciation                                               (14)          (162)          (110)          (288)
         Amortization of licenses                                    --           (292)           (27)          (319)
                                                                -------        -------        -------        -------
         Operating loss                                         $(2,134)       $  (305)       $  (125)       $(2,564)
                                                                =======        =======        =======        =======
         Identifiable assets                                    $ 2,015        $ 4,220        $   872        $ 7,107
                                                                               =======        =======        =======
         Capital expenditures                                   $    22        $   203        $     4        $   229
                                                                =======        =======        =======        =======
         December 31, 1997 and the year then ended:
         Revenue                                                $    --        $   700        $   385        $ 1,085
                                                                =======        =======        =======        =======
         Operating income (loss) before  depreciation and
         amortization                                            (2,074)            52             30         (1,992)
         Depreciation                                                (8)          (129)           (82)          (219)
         Amortization of licenses                                    --           (285)           (27)          (312)
                                                                -------        -------        -------        -------
         Operating loss                                         $(2,082)       $  (362)       $   (79)       $(2,523)
                                                                               =======        =======        =======
         Identifiable assets                                    $ 1,338        $ 4,620        $ 1,019        $ 6,977
                                                                               =======        =======        =======
         Capital expenditures                                   $    22        $   292        $     2        $   316
                                                                =======        =======        =======        =======


         In 1998 and 1997, no single customer represented 10% or more of the Company's revenue.

NOTE 21. PRO FORMA INFORMATION (UNAUDITED)

         As discussed in Note 7, the $2,366,000 debenture payable to the President/Chairman of the Board is convertible into a total of 4,732,000 shares of common stock. In January 1999, 2,366,000 shares were issued and in March 1999, the remaining 2,366,000 shares were issued both in connection with the conversion of the debenture. The accompanying pro forma balance sheet as of December 31, 1998 gives pro forma effect to the conversion of these convertible debentures assuming that they had been converted on December 31, 1998.

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 21. PRO FORMA INFORMATION (UNAUDITED) (CONTINUED)

         The following is a supplemental pro forma presentation of net loss per share assuming that these convertible debentures had been converted into 4,732,000 shares of common stock as of the beginning of 1998:

    Numerator for basic and diluted loss per share - net loss       $(3,297,941)

    Denominator for basic and diluted loss per share - pro forma      8,812,242
      Weighted average shares

    Supplemental pro forma basic and diluted loss per share         $      (.37)

NOTE 22. YEAR END ADJUSTMENTS

         During the fourth quarter of 1998, the Company recorded certain adjustments that are considered material to the operating results of the fourth quarter of 1998. The following is an analysis of these adjustments:

                                                                   (INCREASE)
                                                                    DECREASE
                                                                   IN NET LOSS
                                                                   -----------
        Recognition of provision for asset impairment               $(350,000)
        Adjustment of amortization of discount on convertible        (127,000)
          Subordinated debentures
        Recognition of compensation expense on certain stock
          options issued                                             (100,000)
                                                                    ----------
                                                                    $(577,000)
                                                                    ==========
        Per share                                                   $    (.14)
                                                                    ==========

NOTE 23. PENDING ACQUISITION

         In February 1999, the Company reached an agreement in principle to acquire substantially all of the assets and business operations of International Broadcast Consultants of America, Inc. (IBC). The terms of the acquisition, which are subject to final negotiation of the definitive agreement, contemplate the payment of $450,000 cash and the issuance of 300,000 shares of the Company's common stock. The acquisition is intended to be effective January 4, 1999, and will be accounted for under the purchase method of accounting.

         The transaction is also anticipated to provide for, among other things, the execution of employment contracts for the two principals of IBC, one of whom is a director of the Company.

                            5TH AVENUE CHANNEL CORP.

                           CONSOLIDATED BALANCE SHEET

                         SEPTEMBER 30, 1999 (UNAUDITED)

                                                     SEPTEMBER 30,
                                                         1999
                                                     ------------
ASSETS                                               (UNAUDITED)

Current Assets:
     Cash and cash equivalents ...............       $    127,882
     Investment ..............................             71,400
     Accounts receivable, net ................            254,438
     Inventory ...............................            509,731
     Loans receivable, related parties .......             79,674
     Prepaid expenses and other current assets            143,103
                                                     ------------
         Total current assets ................          1,186,228
                                                     ------------
Investment Receivable ........................            250,000

Property and Equipment .......................          1,565,809

Licenses .....................................          4,411,688

Deferred TV Production costs and other assets             214,991

Acquired Intangibles, net ....................          2,668,779
                                                     ------------
                                                     $ 10,297,495
                                                     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable and accrued liabilities        $  1,546,783
     Current portion of long-term debt .......             88,969
     Loans and notes payable, related parties             388,248
     Accrued salary, President ...............            405,000
     Loan payable, President .................          2,927,940
     Convertible debentures, net .............          1,060,179
     Deferred Revenue ........................             91,400
     Obligation to issue warrants under
       co-marketing agreement ................            220,136
                                                     ------------
         Total current liabilities ...........          6,728,655
                                                     ------------
Long-Term Debt:
     License installment payment plan notes ..            864,893
                                                     ------------
         Total liabilities ...................          7,593,548
                                                     ------------
Stockholders' Equity:
     Common stock ............................              9,661
     Additional paid-in capital ..............         15,255,218
     Deficit .................................        (12,560,932)
                                                     ------------
                                                        2,703,947
                                                     ------------
                                                     $ 10,297,495
                                                     ============

                 See Notes to Consolidated Financial Statements

                            5TH AVENUE CHANNEL CORP.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  NINE MONTHS ENDED SEPTEMBER 30,1999 AND 1998

                                                       1999             1998
                                                    -----------     -----------
                                                                    (UNAUDITED)
Revenue:
  Product sales .............................       $ 1,446,197     $        --
  Wireless cable ............................         1,226,144       1,055,470
  Internet and television ...................           250,745              --
                                                    -----------     -----------
     Total Revenue ..........................         2,923,086       1,055,470

Direct Costs:
  Product sales .............................         1,125,186              --
  Wireless cable ............................           201,418         161,716
  Internet and television ...................           220,136              --
                                                    -----------     -----------
     Total Direct Costs .....................         1,546,740         161,716

Gross Margin ................................         1,376,346         893,754
                                                    -----------     -----------
Operating Expenses:
      Selling, general and administrative ...         3,165,319       1,359,608
      Website and product design expenses ...           359,040         430,299
      Depreciation and amortization .........           842,186         451,594
                                                    -----------     -----------
                                                      4,366,545       2,241,501
                                                    -----------     -----------
Loss from Operations ........................        (2,990,199)     (1,347,747)

Other Income (Expense):
Accretion of debenture discount .............          (437,080)       (175,560)
Interest expense ............................          (327,101)       (208,078)
Interest income .............................                --           1,762
                                                    -----------     -----------
                                                       (764,181)       (381,876)
                                                    -----------     -----------
                                                    ===========     ===========
Net Loss ....................................       $(3,754,380)    $(1,729,623)
                                                    ===========     ===========
Net Loss Per Common Share - Basic and Diluted       $     (0.39)    $     (0.43)
                                                    ===========     ===========
Weighted Average Number of Shares Outstanding         9,577,429       4,024,850
                                                    ===========     ===========


                 See Notes to Consolidated Financial Statements

                            5TH AVENUE CHANNEL CORP.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  NINE MONTHS ENDED SEPTEMBER 30,1999 AND 1998

                                                                                         1999               1998
                                                                                     -----------        -----------
Cash Flows from Operating Activities:                                                (Unaudited)
   Net loss                                                                          $(3,754,380)       $(1,729,623)
   Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                       842,186            635,373
     Amortization of discount on convertible subordinated debentures                     437,080                 --
     Stock and options issued for services                                               101,861            151,938
     Marketing revenue                                                                  (250,000)                --
     Marketing costs                                                                     220,136                 --
     Change in operating assets and liabilities, net of acquisitions:
        (Increase) decrease in accounts receivable                                      (146,129)             2,988
        Decrease in inventory                                                             59,066                 --
        (Increase) decrease in prepaid expenses and other current assets                 (38,474)            10,871
        Increase in accounts payable and accrued liabilities                             846,018            321,902
        Increase in deferred revenue                                                      20,000                 --
                                                                                     -----------        -----------
         Net cash used in operating activities                                        (1,662,636)          (606,551)
                                                                                     -----------        -----------
Cash Flows from Investing Activities:
   Purchase of property and equipment                                                   (594,260)          (130,315)
   Deferred TV production costs                                                         (117,786)                --
   Net cash received in acquisition of IBC                                                40,381                 --
   (Increase) decrease in other assets                                                    16,338           (114,234)
                                                                                     -----------        -----------
         Net cash used in investing activities                                          (655,327)          (244,549)
                                                                                     -----------        -----------
Cash Flows from Financing Activities:
   Net change from loans from President                                                1,804,484            206,600
   Repayment of loan from related party                                                  (96,932)                --
   Net change in loans to related parties                                                   (979)                --
   Proceeds from exercise of warrants                                                         --             50,000
   Proceeds issuance of convertible debenture less $38,918 of costs                           --            556,082
   Costs of registering common stock                                                     (10,851)           (32,615)
   Proceeds from sale of common stock                                                    500,000                 --
   Repayment of long-term debt                                                            (6,086)            (5,658)
                                                                                     -----------        -----------
        Net cash provided by financing activities                                      2,189,636            774,409
                                                                                     -----------        -----------
Net Decrease in Cash and Cash Equivalents                                               (128,327)           (76,691)

Cash and Cash Equivalents, Beginning                                                     256,209            113,207
                                                                                     -----------        -----------
Cash and Cash Equivalents, End                                                       $   127,882        $    36,516
                                                                                     ===========        ===========

                 See Notes to Consolidated Financial Statements

                            5TH AVENUE CHANNEL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      Nine Months Ended September 30, 1999

                                   (Unaudited)

NOTE 1.  BASIS OF PRESENTATION

         The condensed consolidated balance sheet as of September 30, 1999, the condensed consolidated statements of operations for the three months and nine months ended September 30, 1999 and 1998, and the condensed consolidated statements of cash flows for the nine months ended September 30, 1999 and 1998 have been prepared by the Company. In the opinion of management, all adjustments (which include reclassifications and normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 1999 and for all periods presented, have been made.

         Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the Company's financial statements and notes thereto included in the Company's December 31, 1998 Form 10-KSB. The results of operations for the three and nine month periods ended September 30, 1999 are not necessarily indicative of the operating results for the full year.

NOTE 2.  SUPPLEMENTAL CASH FLOW INFORMATION

         Supplemental disclosure of cash flow information for the nine months ended September 30:

                                                               1999             1998
                                                           ----------       ----------
Interest paid during the period                            $   16,442       $    7,850
Non-cash investing and financing activities:
  Conversion of debentures                                 $2,366,000
  Stock issued for acquisition of IBC                       2,463,000
  Loan payable for acquisition of IBC, net                    450,000
  Shares received for services to be performed                 71,400


NOTE 3.  PROPERTY AND EQUIPMENT

                                                      1999
                                                  ----------
Leasehold improvements                            $   60,365
Furniture & office equipment                         212,530
Web site software and hardware                       339,364
Vehicles                                             133,371
TV signal rebroadcast & receiving equipment        1,942,063
                                                  ----------
                                                   2,687,693

Less accumulated depreciation                      1,121,884
                                                  ----------
                                                  $1,565,809
                                                  ==========

NOTE 4.  LICENSES

LaCrosse, Wisconsin                 $  371,493
San Jose, Costa Rica                 4,174,000
Stevens Point Wisconsin, net           355,625
Wassau Wisconsin, net                  483,736
                                    ----------
                                     5,384,854

Less accumulated amortization          973,166
                                    ----------
                                    $4,411,688
                                    ==========

UNITED STATES LICENSES

         On March 28, 1996, the Federal Communications Commission (FCC) completed its auction of authorizations to provide single channel and Multi-channel Multi-point Distribution Service (MDS) in 493 Basic trading Areas. The Company won bids in three markets: Hickory-Lenoir-Morganton, NC; Wausau-Rhinelander, WI; and Stevens Point-Marshfield-Wisconsin Rapids, WI. The Company's total bid for these three markets was $3,046,212. The Company made the full 10% down payment of $304,622 for all three markets but only made the second 10% down payment of $118,946 on the two Wisconsin markets.

         In July of 1998, the two Wisconsin licenses were granted to the Company, subject to the making of installment payments, effective as of July 25, 1997. The Company elected to participate in the installment payment plan, and two installment payment notes were entered into in the total amount of $951,479. The two notes are due quarterly over a ten year period commencing in October 1999. The interest rate is the effective rate of ten-year US Treasury obligations plus 2-1/2%.

         In April of 1999, the Company tendered the first interest-only installment payments, with the conditional endorsement that they were to be applied to the Wisconsin licenses and not held to make good the Hickory default (See below). The installment checks were returned because of the conditional endorsement. The waiver request was resubmitted by the Company on May 14, 1999 and the Company is now awaiting action by the FCC. At September 30, 1999 the company has accrued but has not paid a total of $194,808 of interest charged by the FCC on the two notes.

         A provision for asset impairment of $350,000 was recorded in the 4th quarter of 1998 related to the undeveloped Wisconsin licenses obtained as a result of the FCC auction in 1996.

         On September 1, 1996, the unpaid license fee payable of $1,671,175 for the Hickory, NC, license was defaulted. The Company will be liable to the FCC for the difference between the Company's winning bid and a lower winning bid received by the FCC in a subsequent auction of this license. The FCC has not yet announced plans to re-auction the Hickory, NC, license and no liability is recorded for the potential shortfall of a re-auction.

COSTA RICA LICENSES

         In February 1996 the Company agreed to acquire three companies holding a total of 18 frequency licenses for broadcast of pay television (i.e. "wireless cable") services in Costa Rica together with related equipment and contracts with subscribers. The $4,174,000 total cost of the licenses included a $2,000,000 note payable in one year with a 3.6% interest rate (see note 7).

         The entire $4,174,000 purchase price of the three Costa Rican companies was allocated to the 18 licenses since the value of the other assets acquired was minimal. The cost of the licenses is being amortized on a straight-line basis over 15 years.

NOTE 5.  DEFERRED TV PRODUCTION COSTS

         During the second and third quarters of 1999, the Company incurred approximately $118,000 of TV production costs. These costs have been deferred and will be expensed over the expected viewing life of 1-3 years.

NOTE 6.  ACQUISITION AND ACQUIRED INTANGIBLES

         ACQUISITION OF THE 5TH AVENUE CHANNEL, INC.

         Effective December 10, 1998 the Company acquired 100% of the capital stock of The Fifth Avenue Channel, Inc. ("5th Avenue") for 335,000 shares of the Company common stock and agreed to issue up to 665,000 additional "performance shares" as follows: 332,500 shares if 5th Avenue achieves gross revenues in excess of $10,000,000 for any calendar quarter and the remaining 332,500 shares if 5th Avenue achieves either gross revenues in excess of $25,000,000 for any calendar quarter or net income in excess of $1,000,000 for any calendar quarter.

         The Company's controlling shareholder owned 65% of the 5th Avenue stock and accordingly that portion of the acquisition was recorded similar to a pooling of interests at the majority shareholders historical cost which was insignificant. The portion of 5th Avenue acquired from the minority shareholders was recorded at the estimated fair value of the common stock issued. When and if the performance shares are earned, they will be recorded at the estimated fair value and included in acquired intangibles.

         5th Avenue's primary assets are intangibles and the $615,000 cost of acquiring the minority shareholders 5th Avenue stock was allocated entirely to acquired intangibles which is being amortized over 5 years.

         ACQUISITION OF IBC

         In February of 1999 the Company signed a letter of intent to acquire all of the assets and business operations of International Broadcast Consultants of America, Inc (IBC) for $450,000 in cash and 300,000 shares of Company common stock. IBC was an innovator in the electronic media field, specializing in new product marketing on cable TV. The operations of IBC have been integrated with the Company for the entire nine months of 1999.

         The acquisition was effective January 4, 1999 and has been recorded as a purchase. The purchase was completed on May 12, 1999. The total consideration exceeded the estimated fair market value of the net tangible assets acquired by approximately $2,260,000. The excess has been recorded as acquired intangibles and is being amortized over 15 years.

A summary of the allocation of the $2,913,000 purchase price to the net assets acquired is as follows:

Cash                                                              $    40,381
Accounts receivable                                                    66,750
Inventory                                                             568,797
Officer loans                                                          88,406
Equipment and leasehold improvements                                   44,429
Other assets                                                           26,424
Accounts payable assumed                                             (103,621)
Liabilities assumed                                                   (78,874)
Acquired intangibles                                                2,260,308

     Total purchase price                                         $ 2,913,000


NOTE 7.  LOAN RESTRUCTURE AND CONVERSION OF DEBENTURE

         On May 19, 1997, the Company entered into an agreement with Melvin Rosen ("Rosen") restructuring the $2 million debt for the Costa Rican licenses into a convertible debenture maturing in 12 months and bearing interest at 12% per annum. The principal amount of the debenture was increased $100,000 for expenses owed or reimbursable to Rosen at the issue date of the Debenture.

         As consideration for this debt restructuring, the Company agreed to issue to Rosen (i) 180,000 shares of the Company's common stock with piggy back registration rights, (ii) a warrant to purchase 500,000 shares at $1.00 per share, and (iii) a warrant to purchase 500,000 shares at $5.00 per share. Under the Agreement, Rosen became the President and Chairman of the Board and received the right to nominate two members to the Company's Board of Directors.

         The Debenture was convertible by Rosen into the Company's common stock at any time after the issue date. The conversion price was equal to the lesser of (1) $.50 per share of common stock or (2) the average of the closing "bid" for the Company's common stock as reported on NASDAQ for the five trading days immediately prior to the conversion date.

         No interest was paid on the Debenture and the $153,033 of interest accrued from May 19, 1997 to December 31, 1997 was added to the Debenture balance in 1997.

         In November of 1997, Rosen notified the Company of his intention to convert the Debenture into common stock on or before May 15, 1998. As inducement for the early conversion and for Rosen foregoing all interest on the Debenture after December 31, 1997 an additional $109,967 was added to the Debenture principal balance. The resulting $2,366,000 Debenture balance was converted into 4,732,000 restricted common shares in the first quarter of 1999 after the number of authorized shares was increased from 10,000,000 to 50,000,000.

NOTE 8.  PREFERRED STOCK AUTHORIZED BUT UNISSUED

         The Company is authorized to issue up to 5,000,000 shares of "blank check" preferred stock and to permit the Board of Directors, without shareholder approval, to fix the rights, preferences and privileges including dividend rights, conversion rights, terms of redemption or liquidation preferences.

NOTE 9.  PRIVATE PLACEMENT OF COMMON STOCK

         On June 29, 1999 the Company issued 125,000 shares of common stock in a private placement to accredited investors in exchange for $500,000 in cash. The Company also agreed to issue three year warrants to purchase (i) 15,000 shares of common stock at $5.00 per share and (ii) 5,000 shares at $6.00 per share.

NOTE 10.  STOCK WARRANTS, OPTIONS AND SHARES RESERVED

PUBLICLY TRADED COMMON STOCK PURCHASE WARRANTS

         In connection with its initial public offering on May 10, 1995, the Company sold 1,610,000 redeemable common stock purchase warrants for $.25 per warrant. Each warrant entitles the holder to purchase, at any time before May 11, 2000, one share of common stock at a price of $5.75 per share. The warrants are redeemable by the Company for $.25 per warrant under certain circumstances.

PRIVATE PLACEMENT WARRANTS

         In August 1994 and December 1, 1994, the Company issued an aggregate of 625,000 common stock warrants as part of the sale of units of its securities. The warrants are exercisable at $5.75 per share within five years from the date of their issuance. The warrants provide for adjustment in the number of shares underlying the warrants upon the occurrence of certain events, such as stock dividends, stock splits or other reclassifications of the Company's common stock, a consolidation or merger of the Company, or a liquidating distribution of the Company's common stock.

STOCK OPTIONS

         As of December 31, 1998 the Company had outstanding stock options to purchase a total of 1,018,000 shares at prices ranging from $2 to $15. Approximately 1,000,000 of the options were granted in 1998 to employees and consultants. Options to purchase a total of 395,000 shares of common stock are required to be issued at exercise prices ranging from $2 to $16 per share, pursuant to product marketing agreements with KeyTrade and CRYO-CELL.

         During 1999, the Company granted employees options to purchase a total of 67,500 shares of the Company's common stock at exercise prices equal to the closing price of the Company's stock at the date of grant plus $0.25. In addition, the Company granted consultants options to purchase a total of 35,000 shares of the Company's common stock at exercise prices equal to the closing price of the Company's stock at the date of grant plus $0.25.

         The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees" in accounting for options issued to employees.

         The Company applies SFAS 123, "Accounting for Stock-Based Compensation" in accounting for options issued to non-employees. Compensation expense of approximately $102,000 was recognized during 1999.

UNDERWRITER STOCK WARRANTS

         In connection with the public offering, the Company sold 240,000 Underwriter's stock warrants for $.001 per warrant. They consisted of warrants to purchase 100,000 shares of common stock at $7.50 per share and warrants to purchases 140,000 warrants at $.375 each entitling the underwriter to purchase an aggregate of 140,000 shares of common stock at $5.75 per share. The warrants are exercisable through May 10, 2000.

CONSULTING AGREEMENT

         As part of a July 1997 consulting agreement, the Company granted 200,000 one year warrants and 100,000 three year warrants to purchase common stock at $2.50 per share. The warrants to purchase 200,000 shares were extended for an additional year in August 1998. The Company has agreed to modify the terms of the warrants and to extend them.

WARRANTS ISSUED TO SELLER OF COSTA RICAN LICENSES

         See Note 7 for warrants to purchase 1,000,000 shares issued to the President in the restructuring of the $2,000,000 debt.

SHARES RESERVED

         At September 30, 1999 the Company reserved 6,523,000 shares of common stock for future issuance pursuant to the aforementioned stock warrants, options and debenture conversion agreements.

NOTE 11.  12% CONVERTIBLE DEBENTURES

         In early May 1998 the Company completed a private offering of $595,000 of 12% Convertible Subordinated Debentures (the "May Debentures") to accredited investors. The May Debentures are convertible into common stock at $2 per share. Interest is payable monthly and the debentures matured on October 31, 1999. The Company believes that all of the debenture holders will convert to shares of common stock.

         Those debenture holders who do not convert will be paid principal and all accrued interest.

         In November 1998 the Company completed a private offering of $500,000 of 12% Convertible Subordinated Debentures (the "November Debenture") to an accredited investor. The November Debenture is convertible into common shares at $2.50 per share. Up to 50 % of the November debentures can be converted after July 31, 1999 and the remaining 50% can be converted after December 31, 1999 unless redeemed earlier by the Company. Notwithstanding the early redemption by the Company, the debenture holder may convert no less than 50% of its original Debenture into common stock. Interest is payable monthly and the November debenture matures on April 30, 2000.

         The Company recorded Additional Paid in Capital totaling $595,000 for the difference between the closing price of the Company's stock on the date the May debenture proceeds were received and the $2 conversion price for the May debentures. Approximately 50% of the $595,000 total discount was amortized as additional interest expense over the period from receipt of Debenture proceeds to February 28, 1999, the earliest potential conversion date for 50% of the Debentures. The remaining 50% of $595,000 was amortized ratably over the 14 months ending July 31, 1999.

         The Company recorded Additional Paid in Capital totaling $325,000 for the difference between the closing price of the Company's stock on the date the November Debenture proceeds were received and the $2.50 conversion price for the November debentures. Approximately 50% of the $325,000 total discount was amortized as additional interest expense over the period from receipt of Debenture proceeds to July 31, 1999, the earliest potential conversion date for 50% of the Debentures. The remaining 50% of the $325,000 is being amortized ratably over the 14 months ending December 31, 1999.

         A total of $437,078 of the discount was amortized as additional interest expense in the first nine months of 1999. The $34,821 remaining balance of the discount is included as a reduction of the convertible debenture balance and will be fully accreted by December 31, 1999.

NOTE 12. CO-MARKETING AGREEMENT

         In May of 1999, the Company entered into a two year co-marketing agreement with a privately-held online securities brokerage firm. Under the term of the agreement, the brokerage firm is to be featured on the Company's website and television channel. In return, the brokerage firm is to promote the Company's products and services on its website. As compensation for promoting the brokerage firm on its website and television channel, the Company will receive a total of 500,000 shares of common stock of the brokerage firm, at the rate of 62,500 shares per quarter over the term of the agreement. In addition, the Company will receive a fee of $5,000 per month over the term of an exclusive period, such period to start on the launch of the television channel. As compensation for the brokerage firm to promote the products and services of the Company, the Company will issue to the brokerage firm warrants to purchase 195,000 shares of the Company's common stock at $2.00 per share, such warrants to expire at the end of the agreement.

         The Company is valuing the common stock of the brokerage firm using a 40% discount primarily for marketability and other factors, based upon a recent private offering of the common stock which were offered at $5.00 per share. The Company is recognizing revenue as the services are performed. Until such time as the shares of common stock are actually received, the Company has reflected the asset resulting from the services performed as Investment Receivable in the consolidated balance sheet. When the shares of common stock are received, they will be recorded as Investment. For the four months ended September 30, 1999, the Company recognized revenue of $250,000.

         The warrants to be issued were valued at $1,321,414 using the Black-Sholes option-pricing model. For the four months ended September 30, 1999, the Company recognized expense of $220,136. The Company is recognizing the marketing expenses and a related liability for the warrants to be issued as the services are being received. These costs have been measured based upon the fair value of the warrants to be issued. At the time the warrants are actually issued by the Company, the recorded liability will be satisfied and recorded as stockholders' equity.

NOTE 13.  SEGMENT INFORMATION

         The Company currently operates in three segments, wireless cable TV services, product sales division, and 5th Avenue financial internet and television In 1998 the Company only had the wireless cable TV operations in Costa Rica and Wisconsin. Corporate overhead expenses are included in the internet and television segment. Information regarding the Company's three business segments and the geographic business units follows (in thousands):

                                         OPERATING
                            REVENUES   INCOME (LOSS)  DEPRECIATION  AMORTIZATION
                            -------       -------        -------       -------
Third Quarter - 1999:

Product sales               $   511       $  (230)       $    13       $    --
Wireless cable:
  Costa Rica                    327           (12)            62            73
  Wisconsin                     102           (48)            45             7
Internet and TV                 251          (877)            21            68
                            -------       -------        -------       -------
     Total                  $ 1,191       $(1,167)       $   141       $   148
                            =======       =======        =======       =======
Third Quarter - 1998:

Wireless cable:
  Costa Rica                $   298       $   (32)       $    34       $    73
  Wisconsin                      91           (23)            31             7
Internet and TV                  --          (413)             7            --
                            -------       -------        -------       -------
     Total                  $   389       $  (468)       $    72       $    80
                            =======       =======        =======       =======
Year to Date - 1999:

Product sales               $ 1,446       $  (478)       $    37       $    --
Wireless cable:
  Costa Rica                    974           (27)           172           219
  Wisconsin                     252          (169)           133            20
Internet and TV                 251        (2,316)            54           207
                            -------       -------        -------       -------
   Total                    $ 2,923       $(2,990)       $   396       $   446
                            =======       =======        =======       =======
Year to Date - 1998:

Wireless cable:
  Costa Rica                $   795       $  (159)       $   112       $   219
  Wisconsin                     260           (92)            84            21
Internet and TV                  --        (1,097)            14            --
                            -------       -------        -------       -------
    Total                   $ 1,055       $(1,348)       $   210       $   240
                            =======       =======        =======       =======

NOTE 14. SUBSEQUENT EVENT

         In late October and November of 1999, the Company issued a total of 1,950,000 shares of common stock in private transactions to accredited investors in exchange for $4,462,500 in cash. In addition, the Company has a subscription agreement to sell an additional 50,000 shares for a total consideration of $150,000. Approximately $708,000 of the proceeds was used to repay loans from the President and $321,000 was used to complete the acquisition of IBC. Finders fees, professional fees and other related costs approximated $350,000.

         The following condensed pro-forma balance sheet shows the effect of the subsequent sales of common stock and repayment of loans:

ASSETS

Cash                                                            $  3,235,708
Other Current Assets                                               1,058,346
Non Current Assets                                                 9,111,267
                                                                ------------
     Total Assets                                               $ 13,405,321
                                                                ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities (including a $2,219,727 loan
   from the President)                                             5,698,981
Long-Term Debt and Deferred Revenue                                  864,893
                                                                ------------
     Total Liabilities                                             6,563,874

Common Stock                                                          11,661
Additional Paid-in-Capital                                        19,540,718
Deficit                                                          (12,560,932)
                                                                ------------
                                                                   6,991,447

Subscription Receivable                                             (150,000)
                                                                ------------
     Total Stockholders' Equity                                    6,841,447

     Total Liabilities and Stockholders' Equity                 $ 13,405,321
                                                                ============

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VIII of the Company's Amended and Restated Articles of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

         The Company's Bylaws and the Florida Business Corporation Act provide for indemnification of directors and officers against certain liabilities. Pursuant to the Company's Bylaws, officers and directors of the Company are indemnified, to the fullest extent available under Florida law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was an officer, director, employee or agent of the Company. The Company may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by the Company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Company estimates that its expenses in connection with this Registration Statement will be as follows:

SEC registration fee..............................................      $  2,300
Legal fees and expenses...........................................      $ 30,000
Accounting fees and expenses......................................      $ 15,000
Miscellaneous.....................................................      $  7,700
                                                                        --------
Total.............................................................      $ 55,000
                                                                        ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         During the past three years the following shares were sold by us without registration under the Securities Act. No commissions were paid in connection with any of the following transactions.

         1997. On March 14, 1997, we sold 100 shares of our Series B Convertible Preferred Stock to Aurora Capital for $100,000. On September 16, 1997, the 100 shares of Series B Convertible Preferred Stock and 200 shares of outstanding Series A Convertible Preferred Stock issued in 1996 were converted into 1,183,431 shares of our common stock. These securities were issued pursuant to an exemption from registration provided by section 4(2) of the Securities Act.

         On May 19, 1997 we entered into an agreement with Melvin Rosen to restructure a $2,000,000 note issued to him in the acquisition of Canel 19, a company he owned, into a convertible debenture maturing in 12 months and bearing interest at 12% per annum. The principal amount of the debenture was increased by $100,000 for expenses owed or reimbursable to Mr. Rosen at the issue date of the debenture. As consideration for this debt restructuring, we agreed to issue to Mr. Rosen (i) 180,000 shares of common stock; (ii) a warrant to purchase 500,000 shares at $1.00 per share; and (iii) a warrant to purchase 500,000 shares of our common stock at $5.00 per share. These securities were issued pursuant to an exemption from registration provided by section 4(2) of the Securities Act.

         In July 1997, we entered into a two-year consulting agreement with an investment banking firm and granted the investment bankers 500,000 one-year warrant exercisable at $1.00 per share, 200,000 one-year warrants exercisable at $2.50 per share, and 100,000 three-year warrants exercisable at $2.50 per share. In October 1997, assignees of the investment banker exercised 450,000 of the one-year warrants at $1.00 per share. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         1998. During 1998 we issued a total of 26,000 shares of our common stock for consulting services and 7,500 shares in payment of legal services. The securities were issued pursuant to an exemption from registration provided by
Section 4(2) of the Securities Act.

         During 1998 a note payable in the principal amount of $50,000 and accrued interest was converted into 75,000 shares of our common stock. The securities were issued pursuant to an exemption from registration provided by
Section 4(2) of the Securities Act.

         In May 1998, we sold $595,000 of 12% Convertible Subordinated Debentures due on October 31, 1999. The debentures were converted into 297,500 shares of our common stock at $2.00 per share in December 1999. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         In July 1998 the remaining 50,000 one-year warrants issued to the investment banker at $1.00 per share were converted into 50,000 shares of common stock. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         In November 1998, we sold a $500,000 12% Convertible Subordinated Debenture due on April 30, 2000. This debenture was converted into 200,000 shares of common stock at $2.50 per share. An additional 22,000 shares were also issued in lieu of accrued interest. These securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         In a share exchange agreement effective December 10, 1998, we completed the acquisition of the Fifth Avenue Channel, Inc. (the "5th Avenue Channel"). Under the Agreement and pursuant to Section 4(2) of the Securities Act, we exchanged 335,000 shares of our common stock for 100% of the outstanding Common Stock of 5th Avenue Channel. In connection with this transaction, Ms. Ivana Trump received options to purchase 700,000 shares at various exercise prices ranging from $5.00 to $15.00 per share. The options expire in December 2001. These securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         1999. In 1999, we issued 300,000 shares of our common stock in connection with the acquisition of International Broadcast Consultants of America, Inc. These securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         In January 1999, Mr. Rosen converted a portion of his debenture into 2,366,000 shares of our common stock in January 1999 and converted the remainder of the debenture into an additional 2,366,000 shares in March 1999. These securities were issued pursuant to an exemption from registration provided by
Section 4(2) of the Securities Act.

         On June 29, 1999, we sold 125,000 shares of our common stock for $500,000. We also agreed to issue three-year warrants to purchase 15,000 shares of common stock at an exercise price of $5.00 per share and 5,000 shares of common stock at an exercise price of $6.00 per share. These securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

         In November 1999 we issued sold a total of 2,000,000 shares of common stock in consideration for $4,612,500 in the aggregate. These securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 27..EXHIBITS.

      (2.1)       Share Exchange Agreement by and among the Company, IBC
                  Partners, Melvin Rosen and Ivana Trump effective December 10,
                  1998, dated February 18, 1999 but executed March 17, 1999.(1)
      (2.2)       Amendment to Share Exchange Agreement by and among the
                  Company, IBC Partners, Melvin Rosen and Ivana Trump dated
                  March 8, 1999 but executed March 17, 1999.(1)
      (2.3)       Asset Purchase Agreement by and between the Company and
                  International Broadcast Consultants of America, Inc. effective as of January 19, 1999 but dated May 12, 1999.
      (3.1)       Amended and Restated Articles of Incorporation.(3)
      (3.2)       Bylaws.(4)
      (4.1)       Specimen Common Stock Certificate.*
      (4.2)       Specimen Warrant Certificate.*
      (5.1)       Opinion of Broad and Cassel.*
     (10.1)       Debt Restructuring Agreement by and between the Company and
                  Melvin Rosen dated May 19, 1997.(5)
     (10.2)       Secured Convertible Debenture.(6)
     (10.3)       Agreement to Convert the Secured Convertible Debenture(7)
     (10.4)       Consulting Agreement between the Company, Ivana Trump and
                  Melvin Rosen, effective November 5, 1998 dated February 28,
                  1999. (8)
     (10.5)       Lease Agreement between Intracoastal Pacific Limited
                  Partnership, the Company and International Broadcast
                  Consultants of America, Inc. dated May 8, 1998.*
     (10.6)       Employment Agreement with Michael Tedesco dated April 1999.*
     (10.7)       Employment Agreement with Adam Taylor effective January 5,
                  1999, but entered into August 3, 1999.*
     (10.8)       Employment Agreement with Eric Lefkowitz dated May 10, 1999.*
     (10.9)       Exclusive Television Broadcast and Information Licensing
                  Agreement between the Company and Zacks Investments Research,
                  Inc. dated August 24, 1999.*
    (10.10)       Broadcast Agreement between the Company and The Comcast
                  Network dated September 22, 1999.*
    (10.11)       Stock Option Plan*
    (10.12)       Agreement with Signature Products, Inc.*
     (16.1)       Letter on Change in Certifying Accountants(9)
     (21.1)       Subsidiaries of Registrant(10)
     (23.1)       Consent of Rachlin Cohen & Holtz, LLP*
     (23.2)       Consent of BDO Seidman, LLP*
     (23.3)       Consent of Broad and Cassel (included in Exhibit 5.1)
     (24.1)       Power of Attorney (included on signature page)
     (99.1)       Financial Statements of International Broadcast Consultants of
                  America, Inc.(11)
     (99.2)       Pro Forma Financial Statements giving effect to the
                  acquisition of certain assets of International Broadcast
                  Consultants of America, Inc.(12)

------------------------
*        Filed herewith.

(1) Incorporated by reference from Exhibits 2.1 and 2.2 filed with the Company's Current Report on Form 8-K filed March 25, 1999.

(2) Incorporated by reference from Exhibit 2.3 filed with the Company's Quarterly Report on Form 10-QSB filed May 17, 1999.

(3) Incorporated by reference from Exhibit 3.1 filed with the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

(4) Incorporated by reference from Exhibit 3.2 filed with the Company's Registration Statement on Form SB-2, File No. 333-89042, filed on January 26, 1995.

(5) Incorporated by reference from Exhibit 10.1 filed with the Company's Current Report on Form 8-K filed May 29, 1997.

(6) Incorporated by reference from Exhibit 10.2 filed with the Company's Current Report on Form 8-K filed May 29, 1997.

(7) Incorporated by reference from Exhibit 10.3 filed with the Company's Annual Report on Form 10-KSB filed April 15, 1998.

(8) Incorporated by reference from Exhibits 10.4 filed with the Company's Current Report on Form 8-K filed March 25, 1999.

(9) Incorporated by reference from Exhibit 16.1 filed with the Company's Current Report on Form 8-K filed February 25, 1999.

(10) Incorporated by reference from Exhibit 21.1 filed with the Company's Annual Report on Form 10-KSB filed April 23, 1999.

(11) Incorporated by reference from Exhibit 99.1 filed with the Company's Current Report on Form 8-K filed December 27, 1999.

(12) Incorporated by reference from Exhibit 99.2 filed with the Amendment to the Company's Current Report on Form 8-K filed December 29, 1999.

ITEM 28. UNDERTAKINGS.

RULE 415 OFFERING.  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and (iii) include any additional or changed material information in the plan of distribution.

(2) For determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

REQUEST FOR ACCELERATION OF EFFECTIVE DATE. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of North Miami Beach in the State of Florida on the 27 day of January, 2000.

                                      5TH AVENUE CHANNEL CORPORATION

                                      By: /S/ MELVIN ROSEN
                                         ---------------------------------
                                          Melvin Rosen, Chairman of the Board
                                          and President

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below. Each person whose signature appears below hereby authorizes Melvin Rosen to execute in the name of such person and to file, any amendment or post-effective amendment to this Registration Statement after making such changes to this Registration Statement as the Registrant deems appropriate, and appoints Melvin Rosen as his attorney-in-fact to sign and to file any amendment and post-effective amendment to this Registration Statement.


               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----

/s/ Melvin Rosen                                 Chairman of the Board                   January 27, 2000
------------------------------------                 and President
Melvin Rosen                                 (Principal Executive Officer)


/s/ Dominique Sada                           Executive Vice President, and               January 27, 2000
------------------------------------            Chief Financial Officer
Dominique Sada                             (Principal Financial Officer and
                                                  Accounting Officer)


/s/ Eric Lefkowitz                                     Director                          January 27, 2000
------------------------------------
Eric Lefkowitz

/s/ Dennis J. Devlin                                   Director                          January 27, 2000
------------------------------------
Dennis J. Devlin

/s/ Scott Housefield                                   Director                          January 27, 2000
------------------------------------
Scott Housefield

                                                       Director                          January __, 2000
------------------------------------
Larry Weinstein

                                                       Director                          January __, 2000
------------------------------------
Nick van der Linden


                                 EXHIBIT INDEX

     EXHIBITS                         DESCRIPTION
     --------                         -----------
      (4.1)       Specimen Common Stock Certificate.*
      (4.2)       Specimen Warrant Certificate.*
      (5.1)       Opinion of Broad and Cassel.*
     (10.5)       Lease Agreement between Intracoastal Pacific Limited
                  Partnership, the Company and International Broadcast
                  Consultants of America, Inc. dated May 8, 1998.*
     (10.6)       Employment Agreement with Michael Tedesco dated April 1999.*
     (10.7)       Employment Agreement with Adam Taylor effective January 5,
                  1999, but entered into August 3, 1999.*
     (10.8)       Employment Agreement with Eric Lefkowitz dated May 10, 1999.*
     (10.9)       Exclusive Television Broadcast and Information Licensing
                  Agreement between the Company and Zacks Investments Research,
                  Inc. dated August 24, 1999.*
    (10.10)       Broadcast Agreement between the Company and The Comcast
                  Network dated September 22, 1999.*
    (10.11)       Stock Option Plan*
    (10.12)       Agreement with Signature Products, Inc.*
     (23.1)       Consent of Rachlin Cohen & Holtz, LLP*
     (23.2)       Consent of BDO Seidman, LLP*

--------------

* Filed herewith.